UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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priceline.com Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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priceline.com®

April 30, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of priceline.com Incorporated to be held at 2:00 p.m. on Wednesday, June 2, 2010 at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.

This booklet includes the Notice of Annual Meeting and Proxy Statement.  The Proxy Statement provides information about priceline.com in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the Internet as described in the instructions included in your proxy card.  Your stock will be voted in accordance with the instructions you have given in your proxy card.  You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card, voted by telephone or by Internet.  All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport.  We hope you are able to join us on June 2.

Sincerely,

/s/ Ralph M. Bahna

Ralph M. Bahna
Chairman of the Board

IMPORTANT

A proxy card is enclosed.  We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States.   Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.  Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy or prior vote by telephone or Internet will be revoked.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 2, 2010

To the Stockholders of priceline.com Incorporated:

We hereby notify you that the Annual Meeting of Stockholders of priceline.com Incorporated (the “Company”) will be held on Wednesday, June 2, 2010 at 2:00 p.m. local time at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 for the following purposes:

•                  To elect eight Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

•                  To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for our fiscal year ending December 31, 2010.

•                  To consider and vote upon a stockholder proposal concerning special stockholder meetings.

•                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 14, 2010 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.

By Order of the Board of Directors

/s/ Peter J. Millones

Peter J. Millones
Executive Vice President, General Counsel and Corporate Secretary

Norwalk, Connecticut

April 30, 2010

All Stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.    Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PRICELINE.COM INCORPORATED

PROXY STATEMENT

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 2, 2010

General

The enclosed proxy is solicited on behalf of the Board of Directors of priceline.com Incorporated (“we,” “priceline.com” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 2, 2010, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.  We intend to mail this proxy statement and accompanying proxy card on or about May 6, 2010 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 14, 2010 will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on April 14, 2010, 49,281,783 shares of common stock were outstanding and entitled to vote.  Each holder of record of common stock on April 14, 2010 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Stockholders who are present at the Annual Meeting in person or by proxy and who abstain and proxies relating to shares held in “street name” that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.  Abstentions will have the same effect as votes against the proposals and broker non-votes will not be counted for any purpose in determining whether Proposals 1 and 2 have been approved.  A majority of the outstanding shares of common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.  The Board of Directors recommends a vote FOR each of the Board of Directors’ nominees, FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and AGAINST the proposal concerning special stockholder meetings that was submitted by a stockholder.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted.  Proxies may be revoked by any of the following actions:

•                  filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•                  filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•                  attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).  Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Internet Availability of Proxy Materials and Annual Report

This proxy statement and our 2010 Annual Report are also available on our website at www.pricelineannualreport.com.  In accordance with the rules of the Securities and Exchange Commission, we may deliver proxy materials for our 2011 Annual Meeting of Stockholders to you electronically, unless you specifically request a paper copy.  Should we decide to deliver proxy materials electronically, before our 2011 Annual Meeting of Stockholders, you will receive a notice in the mail which explains how to access the proxy materials over the Internet and also how to request a paper copy of the materials if you so choose.

How to Attend the Annual Meeting

If you plan to attend the meeting, in accordance with our security procedures, you will be asked to present a picture identification to enter the meeting.  Directions to the meeting can be found at the end of the proxy statement.

Proposal 1

Election of Directors

In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of Directors constituting the entire Board of Directors at eight.  The Board of Directors has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until his or her successor has been elected and qualified: Jeffery H. Boyd, Ralph M. Bahna, Howard W. Barker, Jr., Jan L. Docter, Jeffrey E. Epstein, James M. Guyette, Nancy B. Peretsman and Craig W. Rydin. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees.  Although the Board of Directors anticipates that the eight nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors.  If elected at the Annual Meeting, each of the nominees would serve until the 2011 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.  Each person nominated for election has agreed to serve if elected.  Management has no reason to believe that any nominee will be unable to serve.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The Board of Directors recommends a vote FOR Proposal 1.

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of priceline.com shareowners. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our global activities.   Set forth below is biographical information for each person nominated to serve as a Director of the Company.  We identify and describe below the key experience, qualifications and skills our directors bring to the Board that are important in light of priceline.com’s businesses and structure.  The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

•                  Leadership experience.  We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the company with special insights.  These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others.  They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•                  Finance experience.  We believe that an understanding of finance and financial reporting processes is important for our directors.  The company measures its operating and strategic performance by reference to financial targets.  In addition, accurate financial reporting and auditing are critical to priceline.com’s success.

•                  Industry experience.  We seek to have directors with experience in the travel industry or in the Internet.

•                  Global experience.  Priceline.com’s future success depends, in part, on its success in continuing to grow its businesses outside the United States.  For example, in 2009, approximately 75% of priceline.com’s consolidated operating income was generated by our international business.  This highlights the importance of having directors with a global business perspective or experience.

The evaluation of director nominees by the Nominating and Corporate Governance Committee also takes into account director tenure.  With the exception of Mr. Docter, who joined the Board in 2007, each of the company’s directors has been on the Board for more than five years and we believe that the understanding and knowledge of our business that comes with that experience is an important asset.

Jeffery H. Boyd, President and Chief Executive Officer, priceline.com Incorporated

Jeffery H. Boyd, age 53, has served as a Director of priceline.com since October 2001.  Mr. Boyd has been President of priceline.com since May 2001 and Chief Executive Officer since November 2002.  Mr. Boyd was President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002.  He previously served as Executive Vice President, General Counsel and Secretary of priceline.com from January 2000 to October 2000.  Prior to joining priceline.com, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc.  Mr. Boyd is a member of the board of directors for Bankrate, Inc. and BEN Holdings, Inc. (the holding company for Bankrate, Inc.).

Director Qualifications:

•                  Leadership, Industry and Global experience — Mr. Boyd’s long tenure as Chief Executive Officer of priceline.com

Ralph M. Bahna, President, Masterworks Development Corporation

Ralph M. Bahna, age 67, has served as a Director of priceline.com since July 1998 and Chairman of the Board of Directors since April 2004, and is a member of the Nominating and Corporate Governance Committee.  Since 1992, Mr. Bahna has been the President of Masterworks Development Corp., a company he founded to develop an international group of hotels named Club QuartersTM.  Club Quarters are private, city-center facilities designed for the business travelers of cost conscious organizations.  Since 1993, Mr. Bahna has served as the Chairman of Club Quarters.  From 1980 to 1989, Mr. Bahna served as the Chief Executive Officer of Cunard Lines, Ltd., and the Cunard Group of Companies.  Prior to Cunard, Mr. Bahna was employed by Trans World Airlines, Inc., where he developed and launched its highly successful Ambassador Service.

Director Qualifications:

•                  Leadership and Global experience — founder and current president of multinational hotel company with hotels located in the U.S. and Europe

•                  Industry experience — former chief executive officer of one of the world’s largest cruise lines; held senior management positions at a major airline

Howard W. Barker, Jr., Former Partner, KPMG LLP

Howard W. Barker, Jr., age 63, has served as a Director of priceline.com since January 2003, and is currently Chairman of the Audit Committee, as well as a member of the Nominating and Corporate Governance Committee.  Mr. Barker was employed by KPMG LLP from July 1972, and served as a partner of KPMG LLP from 1982, until his retirement in September 2002.  He currently serves as a member of the Board of Directors of

Chiquita Brands International, Inc., where he chairs the Audit Committee, and Medco Health Solutions, Inc., where he chairs the Audit Committee and is a member of the Compensation Committee and the Mergers and Acquisitions Committee.  In addition, Mr. Barker is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

Director Qualifications:

•                  Finance and global experience — approximately twenty years as an audit partner at a multinational accounting firm; member of the Board and Chairman of the Audit Committee of two other multinational public companies

Jan L. Docter, Consultant

Jan L. Docter, age 60, has served as a Director of priceline.com since November 2007.   Mr. Docter has been a self-employed business consultant since mid-2006.  Mr. Docter provides a range of consulting services to companies and other organizations, including, without limitation, advice to boards of directors and senior management on general strategic matters, organizational methods (i.e., how to structure and organize companies internally to accomplish stated goals) and strategic human resource issues.  Mr. Docter served as the interim Chief Financial Officer of Corio NV, a Dutch real estate investment company which was listed on the Amsterdam Stock Exchange, from mid-2005 to mid-2006.  From 2003 to mid-2005, Mr. Docter was self-employed and Chief Financial Officer of Booking.com B.V.  From 1998 to 2003, he was Chief Financial Officer of, and later also Vice-Chairman and a member of the managing board of, Getronics NV, a Dutch information and communications technology services company which was listed on the Amsterdam Stock Exchange.  From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer and distributor of generic pharmaceuticals and other drugs.   Mr. Docter has also served as an Industry Special Grants Officer for the Dutch Ministry of Economic Affairs and as a member of the Advisory Board of the Amsterdam Stock Exchange.

Director Qualifications:

•                  Finance experience — former chief financial officer of European-based public companies

•                  Industry and Global experience — former chief financial officer of and human resource consultant to Booking.com B.V., the company’s wholly-owned subsidiary in the Netherlands

Jeffrey E. Epstein, Executive Vice President and Chief Financial Officer, Oracle Corporation

Jeffrey E. Epstein, age 53, has served as a Director of priceline.com since April 2003, and is currently a member of the Audit Committee and the Compensation Committee.  Mr. Epstein is Executive Vice President and Chief Financial Officer of Oracle Corporation, which he joined in September 2008.  Mr. Epstein served as Executive Vice President and Chief Financial Officer of Oberon Media, Inc., a leading global provider of casual games and game platforms from April 2007 to June 2008.  From June 2005 until its sale in March 2007, Mr. Epstein was Executive Vice President and Chief Financial Officer of ADVO, Inc., the largest direct mail media company in the United States.  Mr. Epstein was the Chairman of the Board, Acting President and Chief Executive Officer and member of the Board of Directors of Revonet, Inc., a B2B marketing and database company from January 2004 through June 2005.  Mr. Epstein was the Senior Vice President and Chief Financial Officer of VNU’s Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research, from March 2002 until December 2003.  From March 1998 to February 2002, Mr. Epstein held senior management positions with DoubleClick, including Chief Financial Officer.  Mr. Epstein is a member of the audit and compliance committee of the Stanford University Hospital.

Director Qualifications:

•                  Finance and Global experience — chief financial officer of the world’s largest enterprise software company

•                  Industry experience — former senior executive at Internet advertising company

James M. Guyette, Chairman, President and Chief Executive Officer, Rolls-Royce North America, Inc.

James M. Guyette, age 65, has served as a Director of priceline.com since November 2003, and is currently a member of the Compensation Committee and the Nominating and Corporate Governance Committee.  Mr. Guyette is currently Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, a position he has held since 1997.  Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President — Marketing and Planning for United Airlines.  He held a number of other senior roles in his nearly 30 years with United Airlines.  Mr. Guyette serves on the boards of Rolls-Royce plc, International Aero Engines and PrivateBancorp Inc.  He is a member of the Boards of Directors of the Wings Club, the Smithsonian Museum — Air and Space Museum Board, the U.S. Chamber of Commerce, the Flight Safety Foundation, St. Mary’s College — Moraga CA — Board of Regents, and is a member of the Board of Governors for the Aerospace Industries Association.

Director Qualifications:

•                  Leadership and Global experience — chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; director of two other public companies, including a multinational public company

•                  Industry experience — approximately thirty years at one of the world’s largest airlines; former director of global distribution systems

Nancy B. Peretsman, Managing Director, Allen & Company LLC

Nancy B. Peretsman, age 56, has served as a Director of priceline.com since February 1999.  She is currently a Managing Director at Allen & Company LLC, a private investment company in New York City, which she joined in 1995.  Prior to joining Allen & Co., Ms. Peretsman worked at Salomon Brothers from 1983-1995, where she headed the worldwide media investment banking practice, and was a Managing Director from 1990-1995.  During her tenure at Allen & Co., Ms. Peretsman has provided advice and assistance in capital raising to many of the world’s largest media and consumer companies.  Ms. Peretsman serves on the boards of trustees of Princeton University, the Institute for Advanced Study, and Teach for America.

Director Qualifications:

•                  Industry and Finance experience — current managing director at large private investment company; advisor to leading Internet and technology companies

Craig W. Rydin, Executive Chairman and Former Chief Executive Officer, The Yankee Candle Company, Inc.

Craig W. Rydin, age 58, has served as a Director of priceline.com since January 2005, and is currently a member of the Audit Committee and Chairman of the Compensation Committee.  Mr. Rydin is the Executive Chairman of Yankee Candle Company.  Prior to being named Executive Chairman in October 2009, Mr. Rydin served as Chairman and Chief Executive Officer of Yankee Candle from April 2001 to October 2009 and has served as Chairman of the Board of Directors of Yankee Candle since February 2003.  Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as the President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell.  Mr. Rydin is a member of the Board of Directors of Philips-Van Heusen and is a member of its Compensation Committee, and is a member of the Board of Directors of Au Bon Pain.

Director Qualifications:

•                  Leadership experience—former chief executive officer and current chairman of leading consumer products company; director of another public company

Set forth below is biographical information for executive officers of the Company (each an “executive officer”), other than executive officers who are nominated to serve as Directors of the Company and whose biographical information is set forth above.

Daniel J. Finnegan, age 48, is Senior Vice President, Chief Financial Officer and Chief Accounting Officer of priceline.com.  Mr. Finnegan has been Chief Financial Officer since January 2009.  Mr. Finnegan was the Company’s Senior Vice President, Controller and Chief Accounting Officer from October 2005 to January 2009.  Mr. Finnegan joined priceline.com in April 2004 as Vice President and Chief Compliance Officer.  Prior to joining priceline.com, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004.

Kees Koolen, age 44, has been Chief Executive Officer, Booking.com B.V., since September 1, 2008.  Mr. Koolen has been part of the Booking.com Management team for eight years and has acted as Chief Operating Officer for five years.  Prior to joining Booking.com, he was an active investor in a number of internet start-ups and served as an independent management consultant.

Peter J. Millones, age 40, is Executive Vice President, General Counsel and Corporate Secretary of priceline.com.  Mr. Millones has been General Counsel and Corporate Secretary of priceline.com since January 2001.  He previously served as Vice President and Associate General Counsel of priceline.com from March 2000 to January 2001.  Since 2003, Mr. Millones has been responsible for priceline.com’s U.S. human resources department.  Prior to joining priceline.com, Mr. Millones was with the law firm of Latham & Watkins.

Robert J. Mylod Jr., age 43, was appointed Vice Chairman and Head of Worldwide Strategy and Planning in January 2009.  Before becoming the Company’s Vice Chairman, Mr. Mylod was Chief Financial Officer from November 2000 to January 2009.  Prior to joining priceline.com, Mr. Mylod was acting Chief Financial Officer for WebHouse Club, Inc., a privately held e-commerce company and a licensee of priceline.com, and a Principal at Stonington Partners, a private equity investment firm.  Mr. Mylod is on the board of directors of EverBank Financial Corp.

Christopher L. Soder, age 50, has been President, North American Travel since February 2007.  Mr. Soder was Executive Vice President, Travel Services from March 2005 to February 2007 and had been Executive Vice President, Lodging and Vacation Products from July 2002 to March 2005.  From February 2000 to July 2002, Mr. Soder was President of priceline.com’s hotel service.  Prior to joining priceline.com, Mr. Soder was Western Region Vice President, Business Markets, for AT&T.

Corporate Governance and Board Matters

The Board of Directors

The Board of Directors is elected by and accountable to the stockholders and is responsible for the strategic direction, oversight and control of priceline.com.  Regular meetings of the Board of Directors are generally held at least five times per year and special meetings are scheduled when necessary.  Six members of the Company’s Board of Directors, representing a majority of directors nominated for re-election, are “independent,” as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules and the Company’s corporate governance principles.  The independent directors conduct at least two regularly scheduled executive sessions each year.   The Board of Directors held five meetings in 2009.  All directors attended at least 75% of the meetings of the Board of Directors and the Board committees of which they were members during 2009.  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and has adopted written charters for each of these committees.

Corporate Governance

Corporate Governance Principles.  The Company operates under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board of Directors and management with those of priceline.com’s stockholders and promote high ethical conduct among priceline.com’s directors and employees.  A copy of the Company’s Corporate Governance Principles is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Board of Directors’ current corporate governance principles include the following:

•                  A majority of the Board of Directors will consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.

•                  At least annually, the Nominating and Corporate Governance Committee will review and concur on a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business.

•                  The Board of Directors and each committee have the power to hire independent legal, financial and other advisors as they may deem necessary, at priceline.com’s expense.

•                  The independent directors will have at least two regularly scheduled executive sessions each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors are present.

•                  The Compensation Committee meeting in executive session will evaluate the performance of the Chief Executive Officer and the Company against the Company’s goals and objectives and will determine, or recommend to the Board of Directors for determination, the compensation of the Chief Executive Officer.

•                  Each non-employee member of the Board of Directors and executive officer of the Company is required to own a specified number of shares of the Company’s common stock as set forth in the Company’s Corporate Governance Principles.

•                  Continuing education of directors is encouraged and financed, as necessary, and will be reviewed by the Nominating and Corporate Governance Committee.

Director Independence.  The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors determined that each of Ralph M. Bahna, Howard W. Barker, Jr., Nancy B. Peretsman, Jeffrey E. Epstein, James M. Guyette and Craig W. Rydin is “independent” within the meaning of the rules of the NASDAQ Stock Market, Inc. and the Company’s corporate governance principles and, in the case of the Audit Committee members, the rules of the Securities and Exchange Commission (the “SEC”) as well.  In connection with the independence determination for Mr. Bahna, the Board of Directors considered the ordinary-course transactions involving the supply of hotel rooms to priceline.com customers by Club Quarters, an international group of hotels, of which Masterworks Development Corporation, controlled by Mr. Bahna, is a minority stakeholder.  The Board of Directors concluded that these transactions did not impair Mr. Bahna’s independence because, among other reasons, the amounts in question were below the thresholds set forth in the NASDAQ Stock Market, Inc.’s independence standards.  In connection with the independence determination for Mr. Epstein, the Board of Directors considered the ordinary-course transactions involving the purchase and/or licensing of computer software to priceline.com by Oracle Corporation, of which Mr. Epstein is the Executive Vice President and Chief Financial Officer.  The Board of Directors concluded that these transactions did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were considerably below the thresholds set forth in the NASDAQ Stock Market, Inc.’s independence standards.

Director Nominees.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Principles, namely: (i) highest personal and professional ethics and integrity; (ii) relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of the Company’s business; (iii) demonstrated leadership skills through involvement in business, professional, charitable or civic affairs; (iv) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (v) ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities; (vi) ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; (vii) the fit of the individual’s expertise, skills, knowledge, experience and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company; and (viii) diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of priceline.com and the composition of the Board of Directors.   Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity, which it broadly views in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in selecting members to serve on the Board.  Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth.  Outside consultants may also be employed to help in identifying candidates.  Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees recommended by the Nominating and Corporate Governance Committee. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2011 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our By-laws, to the Secretary of our Board of Directors, c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut, no earlier than March 4, 2011 and no later than April 3, 2011.

When considering current directors for re-nomination to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. The Nominating and Corporate Governance Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for a specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors.  Stockholders may contact any of the Company’s directors, a committee of the Board of Directors, the Board of Directors’ non-employee directors as a group, or the Board of Directors as a whole by writing to them c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut 06854.  Stockholders should indicate how many shares of priceline.com common stock they own as of the date of their communication.  Communications received in this manner will be handled in accordance with procedures developed and approved by a majority of the Company’s “independent” directors.

Attendance at Annual Meetings.  The Company expects directors to make every effort to attend the Company’s annual meeting of stockholders.  All of the current members of the Company’s Board of Directors attended priceline.com’s 2009 annual meeting of stockholders in June 2009.

Code of Ethics.  The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and requires all employees to adhere to the Code of Ethics in discharging their work-related responsibilities.  A copy of the Company’s Code of Ethics is available on the Investor Relations/Corporate Governance section of priceline.com’s Web site located at www.priceline.com.

In September 2009, as part of its annual review of the Code of Ethics, the Nominating and Corporate Governance Committee recommended a number of changes to the Code of Ethics, all of which were adopted by priceline.com’s Board of Directors.  The changes to the Code of Ethics included the addition of a preface from the Chief Executive Officer and the implementation of a web-based reporting tool to enable employees an additional channel through which to make reports of possible violations of the Code of Ethics.

Rights Plan Policy.  The Company does not have a stockholder rights plan, sometimes referred to as a “poison pill.”

Committees of the Board of Directors

Audit Committee.  The Audit Committee of the Board of Directors consists of Howard W. Barker, Jr., Jeffrey E. Epstein and Craig W. Rydin.  Mr. Barker is Chairman of the Audit Committee.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the SEC’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that each of Mr. Barker and Mr. Epstein is an “audit committee financial expert,” as defined by SEC rules.  The Audit Committee’s responsibilities include, among other things, reviewing priceline.com’s financial statements and accounting practices, overseeing the Company’s relationship with the independent registered public accounting firm, including making all decisions relating to appointing, determining funding for and overseeing the independent registered public accounting firm, overseeing internal audit, and reviewing the results and scope of the audit and other services provided by priceline.com’s independent registered public accounting firm.  A copy of the Audit Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Audit Committee met eight times in 2009.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Messrs. Jeffrey E. Epstein, Craig W. Rydin and James M. Guyette.  Mr. Rydin is Chairman of the Compensation Committee.  Each member of the Compensation Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board of Directors for determination, the salary of the Company’s Chief Executive Officer, reviewing and approving the compensation of all other “executive officers” of the Company, administering priceline.com’s employee benefit plans and making recommendations to the Board of Directors with respect to the Company’s incentive compensation plans.   The Compensation Committee has delegated limited authority to the Chief Executive Officer, Chief Financial Officer and the General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with” or “without cause”).  A copy of the Compensation Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

The Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee met seven times in 2009.  Mr. Rydin works with the Chief Executive Officer and General Counsel to establish meeting agendas.  The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, Vice Chairman and Head of Worldwide Strategy and Planning, General Counsel and outside advisors.  The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee receives and reviews materials in advance of each meeting.  These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.  Management plays a significant role in the compensation planning process.  The most significant aspects of management’s role are:

•                  Evaluating employee performance (other than the Chief Executive Officer’s);

•                  Helping to establish business performance targets and objectives (other than the Chief Executive Officer’s);

•                  Recommending salary levels, bonus targets/amounts and equity awards (other than the Chief Executive Officer’s); and

•                  Helping to design the structure, terms and conditions of bonus plans and equity instruments.

The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation.  These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its independent compensation consultant.  While Mercer reported directly to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management during the compensation planning process.

With respect to the specific 2009 compensation initiatives detailed in the Compensation Discussion and Analysis of this proxy statement (i.e., 2009 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2009 compensation initiatives occurred between October 2008 and February 2009.  Between the beginning of October 2008 and the end of February 2009, the Compensation Committee met formally on six occasions to review and discuss executive compensation matters.  In addition, members of the Compensation Committee communicated informally (through telephone calls and electronic mail) on several occasions to review and discuss executive compensation matters.

In October 2008, the Compensation Committee met to discuss and plan the steps to be taken during the compensation planning process over the following months.  The Compensation Committee settled on, among other things, Mercer’s and senior management’s role in the planning process and agreed that management would act as the primary liaisons with Mercer to provide necessary information for Mercer’s review and discuss and review compensation proposals before formal presentation to the Compensation Committee.  The Compensation Committee met in December 2008 to evaluate and discuss, among other things, the general structure or underlying philosophy of, among other things, the 2009 bonus plan and equity grants, and again in January 2009 to discuss more detailed aspects of the plans, from individual bonus targets and equity grants, to specific funding and vesting provisions. In February 2009, the Compensation Committee gave final approval to the compensation of the Company’s executive officers for 2009, reviewed senior executive compensation with the Board of Directors and formally reviewed, and had the Board of Directors approve, the compensation of the Chief Executive Officer.  The Committee also met in February 2009 to review the Company’s performance over the three-year period relating to the 2006 grants of performance share units to determine whether targets relating to those grants were met.

During the compensation process, the General Counsel interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, from specific compensation proposals for executives, the structure of equity grant instruments (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis of this proxy statement) or proposed funding mechanisms or structure of a bonus plan.

In connection with the specific recommendations on the design of the 2009 bonus plan and 2009 equity grants (e.g., number of shares/units to be granted, specific performance thresholds (if any), etc.), the Chief Executive Officer developed recommendations based on guidance given by the Compensation Committee.  Those specific recommendations were reviewed with Mercer, and revised accordingly, if appropriate, before presentation and detailed review by the Compensation Committee.  The final elements of the 2009 bonus plan and equity grants were the result of an iterative process and aspects of each were refined and changed during the process as a result of the Compensation Committee’s direction.

In early 2010, as described more fully in the Compensation Discussion and Analysis of this proxy statement, the Compensation Committee determined funds to be allocated to the 2009 bonus pool and amounts to be paid to individual executive officers.

Additional information on the Compensation Committee’s consideration of executive compensation is addressed in the Compensation Discussion and Analysis in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. James M. Guyette, Howard W. Barker, Jr. and Ralph M. Bahna.  Mr. Guyette is Chairman of the Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Nominating and Corporate Governance Committee’s primary purposes are to:  (a) identify individuals believed to be qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and to select, or recommend to the Board of Directors, the nominees to stand for election as directors at the annual meeting of stockholders; (b) identify members of the Board of Directors qualified to fill vacancies on any committee of the Board of Directors (including the Nominating and Corporate Governance Committee) and to recommend that the Board of Directors appoint the identified member or members to the respective committee; (c) assess whether candidates to join the Board of Directors would be “independent” under the rules of the NASDAQ Stock Market, Inc.; (d) establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate; (e) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and to review and consider the effectiveness of those principles at least once a year; (f) review, at least annually, priceline.com’s Code of Business Conduct and Ethics and, if appropriate, make recommendations to the Board of Directors of suggested modifications or changes;  (g) assist management in the preparation of the disclosure in priceline.com’s proxy statement regarding the operations of the Nominating and Corporate Governance Committee and (h) design a process for the Board to conduct a self-evaluation.

A copy of the Nominating and Corporate Governance Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”   The Nominating and Corporate Governance Committee met four times in 2009.  The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the eight director nominees currently standing for re-election at the Annual Meeting.

Leadership Structure

Mr. Bahna, who is one of our independent directors, currently serves as Chairman of the Board of Directors, and Mr. Boyd, who is also a member of the Board of Directors, currently serves as our Chief Executive Officer. The Board has had a Chairman who is not the Chief Executive Officer and not otherwise a company executive since 2004. The Board has determined that the most effective Board leadership structure for the Company at the present time is for the Chief Executive Officer and Chairman of the Board positions to be separate. The Board believes at this time that continuing to separate the Chief Executive Officer and the Chairman of the Board roles enables Mr. Boyd to focus on the business strategy and operations of the Company, while Mr. Bahna provides the independent leadership of the Board necessary for the Board to fulfill its responsibilities. The Board retains the authority to modify this structure as and when appropriate to best address the Company’s unique circumstances and to advance the best interests of its stockholders.

Board’s Oversight of Risk

Priceline.com’s risk management activities include the identification and assessment of the key risks facing the Company among the universe of business risks (i.e., strategic, operational, financial and regulatory/compliance).  These risks are identified across the organization from multiple regions and functions, in a process overseen by the Company’s internal audit function, which reports to the Audit Committee.  The Board reviews these risks on an annual basis after they have been identified and assessed by management. The Board, or a Committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or if appropriate to a committee.  Each Committee’s role is one of oversight, recognizing that management is responsible for executing priceline.com’s risk management policies.  The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

In addition to the Board’s role in enterprise risk management, various committees of the Board are also tasked to be responsible for the oversight of certain risks. More specifically, the Audit Committee is charged with oversight of the process by which management assesses and manages risk as well as the company’s major financial risk exposures and the steps taken to monitor and control these exposures, and is charged with oversight of risk management relating to the company’s hedging activities and use of derivative instruments.  The Compensation Committee oversees risks related to the company’s compensation programs.  The Compensation Committee has reviewed and assessed the Company’s compensation policies and practices for all employees, including our named executive officers.  Throughout the year, the Compensation Committee considers the relationship of the Company’s risk oversight practices to employee compensation policies and practices.  The Compensation Committee believes that the Company’s compensation programs do not create or encourage excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2010 by (1) each stockholder known by priceline.com to be the beneficial owner of more than 5% of the Company’s common stock; (2) each Director of priceline.com; (3) priceline.com’s Chief Executive Officer, Chief Financial Officer at the end of 2009 and each of its other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all Directors and executive officers as a group.  The percentage of shares owned is based on 47,431,222 shares outstanding as of March 31, 2010.

	SHARES BENEFICIALLY OWNED (a)
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT

Jeffery H. Boyd (b)	534,082	1.1%
Ralph M. Bahna (c)	101,151	*
Howard W. Barker, Jr.	7,263	*
Jan L. Docter (d)	332	*
Jeffrey E. Epstein (e)	29,329	*
James M. Guyette	7,763	*
Nancy B. Peretsman (f)	35,236	*
Craig W. Rydin (g)	14,763	*
Robert J. Mylod Jr. (h)	146,968	*
Kees Koolen (i)	25,762	*
Daniel J. Finnegan (j)	11,253	*
Christopher L. Soder	10,000	*
All directors and executive officers as a group (13 persons) (k)	939,975	2.0%

*   Represents beneficial ownership of less than one percent.

(a)          Beneficial ownership is determined in accordance with the rules of the SEC and includes sole voting and investment power with respect to securities, except as discussed in the footnotes below. Stock options that are currently exercisable or exercisable within 60 days after March 31, 2010 and restricted stock units that vest by their terms within 60 days after March 31, 2010, are deemed to be outstanding and to be beneficially owned by the person holding such stock options and/or restricted stock units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock are deemed to be issued and outstanding.  Certain directors have elected to defer receipt of restricted stock unit grants for tax purposes, and, to the extent those units are vested, they are treated as beneficially owned for purposes of this table.  Performance share units issued to each of the named executive officers are not considered issued or outstanding, unless distributable within 60 days.

(b)         Includes (1) 166 shares held by an immediate family member of Mr. Boyd, of which Mr. Boyd disclaims beneficial ownership; and (2) 327,778 shares that Mr. Boyd has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(c)          Includes 45,665 shares that Mr. Bahna has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(d)         Does not include 17,500 shares held by immediate family members of Mr. Docter not sharing the same household, of which Mr. Docter disclaims beneficial ownership.

(e)          Includes 22,666 shares that Mr. Epstein has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(f)            Does not include: (1) 1,301 shares held in custodial accounts for the benefit of certain members of Ms. Peretsman’s family; and (2) 92,320 shares held by a foundation for which Ms. Peretsman serves as a trustee.  Includes 27,665 shares that Ms. Peretsman has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.  Allen & Company LLC disclaims beneficial ownership of the shares and options referred to above.

(g)         Includes 8,000 shares that Mr. Rydin has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(h)         Includes 41,449 shares that Mr. Mylod has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(i)             Includes 19,069 shares that Mr. Koolen has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(j)             Includes 1,728 shares that Mr. Finnegan has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2010.

(k)          Includes shares beneficially owned by all Directors and executive officers of priceline.com, including the named executive officers, as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of priceline.com common stock and other equity securities of the Company.  Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, each of our officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

Compensation Discussion and Analysis

Executive Compensation Program Philosophy and Objectives

Priceline.com’s goal is to be the leading worldwide on-line hotel reservation service.  To achieve this goal, it is critical that priceline.com be able to attract, motivate and retain highly talented individuals at all levels of the global organization.  All of priceline.com’s global compensation and benefits programs described below are designed to accomplish these objectives and, in turn, enhance long-term stockholder value.

Priceline.com’s compensation program is substantially performance based and is intended to focus executives on both short-term and long-term earnings growth.  As a general rule, this means that if the Company achieves superior earnings growth compared to expected growth rates for its competition, total compensation for senior executives may fall at the higher end of competitive benchmarks.  On the other hand, if the Company’s earnings growth is inferior to that expected of the Company’s competition, total compensation for senior executives is likely to be significantly below competitive benchmarks.  Further, executive officers’ annual bonuses are substantially funded from earnings growth and, therefore, as a general matter, it is unlikely there would be significant bonus funding for executive officers unless the Company grows its earnings.

Different elements of the priceline.com compensation program are designed to engender different behaviors:

•                  Base salary and benefits are designed to attract and retain employees over time.

•                  Award opportunities under priceline.com’s annual performance based bonus plan are designed to focus employees on priceline.com’s annual earnings growth and individual objectives in connection with each executive’s individual performance goals.

•                  Long-term incentives - performance share units (“PSUs”) and restricted stock units - under the stockholder-approved priceline.com 1999 Omnibus Plan, are generally designed to retain executives and focus their efforts on long-term growth in the Company’s earnings and increases to its stock price over a period of several years.

•                  Severance agreements and change of control provisions in the Company’s equity instruments are designed to facilitate priceline.com’s ability to attract and retain executives as priceline.com competes for talented employees in the very competitive marketplace for experienced Internet executives, where these protections are often offered.  The severance benefits described below provide benefits to ease the consequences of an unexpected employment termination by priceline.com due to on-going changes in priceline.com’s employment needs.  The change of control benefits described below encourage employees to remain focused on priceline.com’s business in the event of rumored or actual fundamental corporate change and, in many instances, to provide assistance during any transition.

The Role of Management

The Chief Executive Officer, Vice Chairman and Head of Worldwide Strategy and Planning (the “Vice Chairman”), Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Committee when developing the structure of and setting performance metrics for the Company’s annual performance based bonus plan and annual equity grants.  The Chief Executive Officer provides detailed recommendations to the Committee of base salary, annual performance based bonus plan opportunities and awards and long-term incentive award values for the executive officers other than himself.  For the named executive officers other than the Chief Executive Officer, the Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer in executive session without the presence of the other executive officers.  The Committee gives significant weight to the Chief Executive Officer’s judgment when assessing each of the other executive officers’ performance and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to the Company.   See “Corporate Governance and Board Matters — Compensation Committee” in this proxy statement for details on the 2009 compensation planning process.

The Board of Directors meets annually at the beginning of the year with the Chief Executive Officer to agree upon his performance objectives (which are generally stated in terms of company objectives) for the year.  At each meeting of the Board of Directors, the Chief Executive Officer reviews the Company’s annual objectives and discusses the Company’s year-to-date performance against those objectives.  At the beginning of the following year, the Chief Executive Officer presents to the Committee a summary of his and the Company’s performance over the past year.  The Committee then meets in executive session without the presence of management to review the performance of, and develop compensation recommendations for, the Chief Executive Officer.  The Committee Chairperson then discusses with the Board of Directors in executive session the Chief Executive Officer’s performance and the Committee’s compensation recommendations.  The Board of Directors then deliberates, discusses the review to be given to the Chief Executive Officer and sets the Chief Executive Officer’s compensation.  The Chairperson of the Committee then meets with the Chief Executive Officer to conduct a performance review of the Chief Executive Officer based on his achievement of the agreed-upon objectives, contribution to the Company’s performance, and other leadership accomplishments.  Neither the Chief Executive Officer nor other members of management make any proposals to the Committee or the Board of Directors with respect to the Chief Executive Officer’s base pay, performance based cash bonus opportunity or awards, or equity incentives.

The Role of the Compensation Consultant

The Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on the Company’s compensation program for the named executive officers.  Mercer has been working with the Committee for approximately ten years in connection with the Committee’s review of senior executive compensation.  Mercer provides no services to the Company other than those related to the Company’s compensation program; an affiliate of Mercer provides directors and officers insurance brokerage services to the Company.  The aggregate fees paid in 2009 to Mercer for advice on the amount or form of executive compensation were approximately $62,000.  The aggregate fees paid to Mercer’s affiliate by the Company for insurance brokerage services in 2009 were approximately $150,000.  The decision to engage Mercer’s affiliate for these other services was made by the Nominating and Corporate Governance Committee of the Board and Mercer’s affiliate was retained directly by the Nominating and Corporate Governance Committee of the Board.

At the direction of the Committee, management generally provides all Committee materials to Mercer and discusses all materials and recommendations with Mercer in advance of each Committee meeting.  Mercer considers the information presented to the Committee and discusses the information with the Committee.  Mercer generally attends all Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Committee, management (generally the Executive Vice President and General Counsel and, to a lesser extent, the Vice Chairman) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process.  The Committee periodically requests the Executive Vice President and General Counsel and his staff to seek Mercer’s input or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee.  The Committee’s Chairperson and/or management may also independently seek Mercer’s advice on various matters to assist the Committee in its decision-making process.

During 2009, among other things, Mercer assisted the Committee on the following matters:

•                  Advised the Committee on the composition of the Compensation Peer Group;

•                  Prepared analyses of named executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•                  Evaluated the design and opined on the appropriateness of the Company’s 2009 performance based bonus plan and long term incentives and provided suggested design changes and recommendations; and

•                  Prepared tally sheets and IRS Section 280(g) analysis (“excise parachute payments”).

Benchmarking

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded companies.  The Committee reviews annually the appropriateness of the companies comprising the peer group.  In determining the appropriate peer group of companies to be used in connection with the 2009 compensation planning process, the Committee looked closely at, among other things, companies included in the prior year’s peer group and the S&P North American Technology-Internet Index (previously the Goldman, Sachs & Co. Internet index).

After discussion with Mercer, the Committee determined that the fifteen companies listed below, which are primarily Internet services, travel services and/or e-commerce companies, would comprise the 2009 peer group (the “Compensation Peer Group”):

•                  eBay Inc.

•                  Yahoo Inc.

•                  Amazon.com Inc.

•                  IAC/InteractiveCorp

•                  Expedia Inc.

•                  Earthlink, Inc.

•                  Orbitz Worldwide

•                  NetflixInc.

•                  Valueclick Inc.

•                  United Online Inc.

•                  1-800-Flowers.com

•                  Real/Networks Inc.

•                  GSI Commerce Inc.

•                  Digital River Inc.

•                  Monster Worldwide Inc.

For comparison purposes, the Committee focused on priceline.com’s gross profit versus the Compensation Peer Group.  Based on the four most recent quarters of data that were available at the time that the Committee initiated its review (for most, but not all companies, the fourth quarter 2007 through the third quarter 2008), priceline.com’s gross profit ranked at approximately the 65th percentile of the Compensation Peer Group and approximately the 90th percentile of the “small company” subset of the peer group described below.  In comparing priceline.com’s compensation against the Compensation Peer Group, the Committee generally considered these percentiles of executive pay for the Compensation Peer Group to be general proxies for “market” compensation.  Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2007-2009 timeframe.

In evaluating the Chief Executive Officer’s compensation, the Committee excluded the four biggest companies from the Compensation Peer Group (eBay, Yahoo!, Amazon.com and IAC/InterActive Corp) because of what the Committee perceived to be atypical pay practices; had these companies been included in the peer group for consideration of “market” CEO compensation, it would have had the effect of increasing the level of “market” compensation against which Mr. Boyd’s compensation was compared.

The Committee used the data of the Compensation Peer Group primarily to ensure that the priceline.com executive compensation program as a whole is competitive.  The Compensation Peer Group provides the Committee with guidance and information, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.  The difference in compensation paid to the Chief Executive Officer versus the other named executive officers is primarily due to the higher level of responsibility for the Chief Executive Officer and the market level of compensation paid to chief executives in the “small company” subset of the Compensation Peer Group.

Components of Executive Compensation in 2009

The Committee annually reviews each named executive officer’s total direct compensation, which consists of base pay, performance based cash bonus opportunity, and equity incentives. In addition to these primary compensation elements, the Committee reviews any other compensation, to the extent applicable, and payments that would be required under various severance and change-in-control scenarios.  In making compensation decisions, the Committee also takes into consideration historical compensation, including the vested and unvested value of unexercised stock options and the unvested value of other outstanding equity (restricted stock, restricted stock units and performance share units) under different scenarios and at different prices.

Before giving final approval to the annual compensation initiatives, the Committee reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer.  The tally sheet generally summarizes each officer’s total “target” compensation for the applicable year and, using a current stock price, estimates the payments to be made to the officer under certain termination of employment and change of control scenarios.  In 2009, the Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base salary

Base salary ranges for named executive officers are determined based on, among other things:

•                  information from the Compensation Peer Group described above;

•                  individual performance of the executive, including level of responsibility and breadth of knowledge; and

•                  internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed.  Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

In 2009, Mr. Boyd recommended, and the Committee approved, in recognition of Mr. Finnegan’s promotion to Chief Financial Officer, a 20% salary increase (to $315,000). The Committee made no other changes to the annual base salaries of the named executive officers during 2009.

Performance based cash bonus

The fundamental principal underlying the Company’s 2009 performance based cash bonus plan (the “2009 Bonus Plan”) was that the bonus pools for executive officers would only be meaningfully funded if the Company had significant year-over-year earnings growth.  The Compensation Committee believed at the time of adoption of the 2009 Bonus Plan that the year-over-year growth rates required to fund the named executive officers’ 2009 “target” bonuses would need to exceed the projected growth rates which would be achieved by the Company’s significant competitors in 2009.  Put another way, based on projections of the performance of the Company’s competitors publicly available at the time of adoption of the plan, the Committee believed that meaningful funding of the 2009 Bonus Plan would only occur if the Company out-performed its significant competitors based on pro forma EBITDA targets.  The Committee believed that requiring the Company to achieve what it believed to be higher growth rates than the Company’s peers before there was meaningful funding available for payment of bonuses to the named executive officers constituted a significant hurdle and meant that each named executive officer’s bonus was at significant risk.  In addition, given the worldwide recession and economic turmoil in the United States and Europe at the time of adoption of the plan, the Committee believed that any year-over-year earnings growth, let alone significant double digit year-over-year growth, would be a significant achievement.

Despite the onset of a worldwide economic slowdown in the fourth quarter of 2008, priceline.com’s financial and operational performance during 2009 was excellent in the Committee’s view; priceline.com’s year-over-year consolidated pre-bonus pro forma EBITDA growth was approximately 43%, an earnings growth rate that significantly exceeded that of the Company’s direct competitors.  As a result, the bonus pools for executive officers were fully funded.  The aggregate size of the 2009 bonus pool as a percentage of 2009 consolidated pro forma EBITDA was approximately 5%, down from approximately 7% in 2008.

What metric was used?  The 2009 Bonus Plan was based upon the accomplishment of certain pro forma EBITDA targets.  For purposes of the plan, EBITDA is operating income before interest, tax, depreciation and amortization expense and, for purposes of calculating EBITDA on a consolidated basis, includes foreign currency transactions and other.  Pro forma EBITDA excludes stock based compensation expense and other items which, in the sole judgment of the Committee, are “non-cash,” “one time” or “non-recurring” in nature, whether favorable or unfavorable.  For Booking.com, the pro forma EBITDA targets were denominated in Euros.

These adjustments to EBITDA under the 2009 Bonus Plan are generally consistent with the adjustments made by priceline.com in the calculation of pro forma EBITDA used in the Company’s quarterly and annual earnings announcements and referenced by many of the financial analysts that follow priceline.com.  The adjustments are intended to ensure that any payments under the 2009 Bonus Plan represent the underlying growth of priceline.com’s core business and are not inflated or deflated due to “non-cash,” “one time” or “non-

recurring” items.  The Committee believes that this measure is effective as it focuses employees on the Company’s core earnings so that they can be directly rewarded for business growth and productivity improvements.  The Committee believes that this measure is also an effective motivator because it is relatively easy to track and generally understood by employees.

How did the 2009 Bonus Plan work?  The sole determinant of the funding of the 2009 Annual Bonus Plan — which was a necessary prerequisite to the receipt of a bonus by the named executive officers — was the accomplishment of certain pre-bonus pro forma EBITDA targets.  The 2009 Bonus Plan was composed of three separate “sub” pools - one in which the vast majority of U.S.-based employees participated, which was based on priceline.com’s “U.S.-based” pro forma EBITDA, one for Booking.com employees, including Mr. Koolen, which was based on Booking.com’s pro forma EBITDA, and one for those executives who had responsibility for the Company’s “consolidated” operations, which was based on priceline.com’s consolidated pro forma EBITDA.  As priceline.com met and/or exceeded the pre-established pro forma EBITDA targets, an increasing percentage of the 2009 bonus pools funded.  Under the terms of the plan, lower level employees reached full funding at lower targets than executives.

Bonus pools under the 2009 Bonus Plan were designed to fund as follows:

•                  Maximum funding for the Booking.com B.V. bonus pool would only be achieved when Booking.com B.V.’s 2009 year-over-year pre-bonus pro forma EBITDA growth exceeded 28%.  On the other hand, if Booking.com B.V.’s year-over-year pre-bonus pro forma EBITDA growth was 15%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool would be funded at a level resulting in an approximately 76% year-over-year decrease in the senior executive bonus pool for Booking.com.

•                  Maximum funding for the “U.S.-based” bonus pool would only be achieved when 2009 year-over-year pre-bonus pro forma “U.S.-based” EBITDA growth exceeded 32%.  On the other hand, if “U.S.-based” year-over-year pre-bonus pro forma EBITDA growth was 5%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool for senior executive officers would be funded at a level equal to an approximately 84% year-over-year decrease in the senior executive bonus pool for “U.S.-based” executives.

•                  Maximum funding for the “consolidated” bonus pool would only be achieved when 2009 year-over-year pre-bonus pro forma “consolidated” EBITDA growth exceeded 21%. On the other hand, if “consolidated” pre-bonus pro forma EBITDA growth was 10%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool for senior executive officers would be funded at a level equal to an approximately 60% year-over-year decrease in the senior executive bonus pool for senior executives that participated in the consolidated pool.

As the growth targets above illustrate, significant funding of the 2009 Bonus Pool for the Company’s named executive officers would only occur upon the achievement by the Company of significant double-digit-year-over-year earnings growth.

Individual Bonus Targets.  Bonus targets for the named executive officers were based on job responsibilities, internal relativity, and data for the Compensation Peer Group.  Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to priceline.com’s performance through the 2009 Bonus Plan.  The Committee established bonus targets for 2009 (expressed as a percentage of annual base salary) for the named executive officers ranging from 75% to 300%.  The Committee reserved the right in its complete discretion to decrease or increase payouts below or above “target” amounts, notwithstanding priceline.com’s financial performance.

Priceline.com’s 2009 Performance and Funding of the 2009 Bonus.  In the Committee’s judgment, 2009 was an excellent year for priceline.com.  Both Booking.com and the Company, on a consolidated basis, produced year-over-year pro forma EBITDA growth that exceeded the maximum targets established at the beginning of 2009, and therefore the Booking.com and consolidated constituent pools were fully funded.  The year-over-year pre-bonus pro forma “U.S.-based” EBITDA growth was slightly less than the 32% growth required to achieve maximum funding of the “U.S.-based” bonus pool.  As a result, the “U.S.-based” bonus pool was approximately $500,000 less than maximum funding.  Given the substantial over performance by the Company on a consolidated basis of the earnings targets established at the beginning of the year, the Committee authorized approximately $500,000 of additional funding for the consolidated bonus pool, which was paid to “U.S.-based” executives.

Individual Bonus Amounts.  The sole determinant of the funding of each named executive officer’s bonus — and the single most important consideration in the determination of the actual amount of each named executive officer’s bonus — was the accomplishment by the Company on a consolidated basis, Booking.com and the U.S.-based business, as applicable, of the pro forma EBITDA targets discussed above.  The actual dollar amount of each named executive officer’s bonus was determined after an assessment of such officer’s performance by, in the case of the Chief Executive Officer, the Board of Directors and Compensation Committee and, in the case of the other named executive officers, the Compensation Committee and the Chief Executive Officer.  Final bonus amounts for the named executive officers other than the Chief Executive Officer were based on a subjective assessment by the Compensation Committee and the Chief Executive Officer of each officer’s performance and contributions during 2009, as opposed to, in most cases, the accomplishment of specific quantitative goals.  The Compensation Committee exercised its discretion, based on the advice of the Chief Executive Officer, and did not attempt to quantify, rank or assign specific weight to any single factor (other than the pro forma EBITDA targets described above) in making its bonus decisions.

In early 2010, the Committee reviewed the Company’s 2009 results and worked with the Chief Executive Officer to develop appropriate 2009 bonus amounts for the Company’s executive officers, other than Mr. Boyd.  As described above, the Committee also worked in executive session with Mercer and the Board of Directors to develop an appropriate bonus amount for Mr. Boyd.  The bonuses paid to the named executive officers were paid in February 2009 and appear in the Summary Compensation Table for 2009 under the “Non-equity Incentive Plan Compensation” column.

Mr. Boyd.  Based on the Company’s performance in 2009 and Mr. Boyd’s strong leadership, the Committee and the Board of Directors authorized the Company to pay Mr. Boyd a $2,300,000 bonus for 2009.  The Company’s accomplishment of the consolidated pro forma EBITDA targets described above was the exclusive determinant in calculating the funding of Mr. Boyd’s bonus and was the primary consideration in determining the amount of Mr. Boyd’s ultimate bonus.  In order for there to be a bonus pool that could accommodate the payment to Mr. Boyd of his bonus of $2,300,000, the Company needed to achieve at least an approximately 21% year-over-year increase in consolidated pre-bonus pro forma EBITDA.  Actual consolidated pre-bonus pro forma EBITDA grew by approximately 45% during 2009, from the Committee’s perspective, an extraordinary accomplishment in any year, but even more impressive given the challenging macro-economic conditions during 2009.  In evaluating Mr. Boyd’s performance and arriving at his bonus, the Committee and the Board of Directors also considered, among other things, the following:

•                  The Company’s 2009 “market leading” year-over-year growth (expressed in terms of consolidated gross travel bookings) and profitability (expressed in terms of consolidated pro forma EBITDA);

•                  The Company’s ability during 2009 to maintain its operating leverage;

•                  The Company’s continued geographic expansion and expansion of its hotel supply around the world during 2009 (including robust growth outside its core European markets) and the achievement by Agoda, the Company’s subsidiary headquartered in Thailand, of its 2009 budget;

•                  The Company’s continued integration of its different assets during 2009 (e.g., integration of the operations of Booking.com and Agoda);

•                  Mr. Boyd’s leadership during 2009, which included development of long-term strategy with the Board of Directors and leadership of the organization, succession planning, and development of a deep management team; and

•                  Mr. Boyd’s development of a healthy, open and constructive relationship with the Board of Directors.

The Committee also considered a number of other subjective and qualitative factors, such as, among other things, Mr. Boyd’s integrity, vision for the corporation, people management skills and investor and Board communication skills.

After balancing the Company’s position in the market relative to its significant competitors, and the accomplishment of the 2009 Bonus Plan financial thresholds in the face of unprecedented global market challenges, the Committee and Board of Directors thought that priceline.com’s performance in 2009 was excellent and, therefore, believed that the bonus amount authorized by the Board of Directors and paid to Mr. Boyd was appropriate.

Other Named Executive Officers.

The bonuses paid to the named executive officers below reflected the Company’s strong performance during 2009, which is described in detail above.  The bonus amounts also reflect the factors described below.

Mr. Mylod’s award reflects Mr. Mylod’s important role in advising the Board of Directors and Chief Executive Officer on the Company’s strategic direction, key role in developing the Company’s annual business plan and overseeing the achievement of that plan, and success in developing and maintaining strong relationships with the investment and analyst community.

Mr. Koolen’s bonus reflects Booking.com B.V.’s 2009 performance, as reflected by the accomplishment of the pro forma EBITDA targets discussed above, and Mr. Koolen’s leadership in expanding the Booking.com hotel business and scaling its systems, operations and human resources.

Mr. Soder’s award reflects the strong performance of priceline.com’s domestic business, which grew year-over-year at higher rates than the Company’s significant public company competitors, the strong performance of the U.S. hotel, air, rental car and vacation package services, which achieved strong year-over-year growth rates in 2009, and successful oversight of negotiations with a number of the Company’s service providers.

Mr. Finnegan’s award is in recognition of, among other things, his role as Chief Financial Officer, his role in developing the Company’s annual financial plan and his oversight of the Company’s finance department.

In determining bonus amounts for the executives above, in addition to considering the factors described above, the Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each executive’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity incentives

Overview.  Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity incentives) of executives within the Compensation Peer Group.  When it makes grants, the Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants.  As with the determination of base salaries and bonus awards, the Committee exercises judgment and discretion in view of the above criteria and its general policies.

The Committee conducted its 2009 compensation planning during the period from October 2008 through February 2009, a period of time that coincided with the onset of the worldwide recession.  At that time, economic turmoil in the United States and Europe was negatively affecting the broad travel market and our business.  As a result, the Committee was conducting its review and planning during a period of great uncertainty with very limited visibility of the magnitude or duration of the downturn or of the long term impact on the Company’s business.  As a consequence, in 2009, with the exception of equity grants to the Company’s Chief Executive Officer and Vice Chairman, the vesting of which were dependent upon the accomplishment of certain stock price targets, the Committee relied on more traditional “time based” equity instruments rather than “performance based” equity instruments.  This marked a departure from the Company’s general approach in prior years and was driven by the fundamental difficulty — given the turmoil in the world wide economy — of establishing financial performance goals that could reliably serve as barometers of the Company’s long-term (3 plus years) performance.

In connection with the 2009 compensation planning process, the Committee authorized and the Company granted two primary forms of equity incentives to the named executive officers: restricted stock units (“RSU”) granted to Messrs. Boyd and Mylod, the vesting of which were dependent upon, among other things, the accomplishment by the Company of certain stock price targets, and RSUs granted to Messrs. Finnegan, Koolen and Soder that are scheduled to vest in March 2012  if the executive continues to be employed by priceline.com on the date of vesting.

RSUs granted to Messrs. Boyd and Mylod

In March 2009, Messrs. Boyd and Mylod were granted 27,828 and 19,358 RSUs, respectively.  The RSUs will be forfeited if the Company’s common stock does not achieve and maintain the stock price thresholds described below.  50%, 75% or 100% of the RSUs will vest if the stock price thresholds set forth below are achieved and maintained (the Company’s common stock must close at or above the stock price thresholds set forth below) for twenty (20) consecutive trading days during the six month period preceding the March 4, 2012 vesting date.  On the date of the grants, the market price of the Company’s common stock was $82.65.  The stock price thresholds and applicable vesting percentages are:

Vesting %	Stock Price Threshold	Approximate Compound Annual Growth Rate vs. Stock Price at Time of Grant

RSU forfeited	Less than $97.05 per share	Less than 5.5% compound annual growth

50% of RSUs will vest	$97.05 per share, but less than $104.69 per share	5.5% to 8.2% compound annual growth

75% of RSUs will vest	$104.69 per share, but less than $113.03 per share	8.2% to 11.0% compound annual growth

100% of RSUs will vest	$113.03 per share	11.0% compound annual growth

Subject to certain exceptions related to a change in control and terminations other than for “cause,” or on account of death or disability, Messrs. Boyd and Mylod must continue their service with the Company through March 3, 2012 in order to be eligible to receive any shares of the Company’s common stock.

Given the very challenging economic environment in March 2009, the uncertainty about the duration of the financial downturn and the long-term impact on the Company’s business and the significant pressure on the equity values of public companies generally, the Committee believed that the stock price targets, and the compound annual growth rates that they represented, provided a meaningful performance component to the grants.  In determining the amount of each of these grants, the Committee considered, among other things, the expected future contributions to the company by these officers and the “market” levels of compensation for similarly situated executives with the Compensation Peer Group.

RSUs granted to Messrs. Finnegan, Koolen and Soder

As discussed above, Messrs. Finnegan, Koolen and Soder were granted 9,074, 16,938 and 9,074 RSUs, respectively.  Subject to certain exceptions related to a change in control and terminations other than for “cause,” or on account of death or disability, the RSUs will vest in March 2012.  RSUs are used for their potential retention value, in this case over a three year period.  In determining the amount of each of these grants, the Committee considered, among other things, the expected future contributions to the company by these officers and the “market” levels of compensation for similarly situated executives with the Compensation Peer Group.

Stock Options.  Since the adoption by priceline.com of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, the Company has not issued any stock options and currently does not intend to do so.

Change of control and severance benefits

Change of Control.  Most of the Company’s recent equity grants through 2009 provide for accelerated vesting upon a change of control.  As a general matter, upon a change of control, the vesting of outstanding equity will be accelerated to the earlier to occur of six months after the change of control (as long as the employee is employed by the Company on that date) or the date on which the employee is terminated “without cause” following a change of control.  In certain circumstances, Mr. Boyd’s employment arrangement provides for different accelerated vesting provisions.  See the description of Mr. Boyd’s employment agreement beginning on page 36 for more information on the acceleration of certain of his awards.

The accelerated vesting is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the Company. In addition, for executives, the prospect of accelerated vesting is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.  The delay in vesting until six months after the consummation of a change of control is intended to aid any acquirer by keeping employees engaged and employed during an initial transition period, which supports a compelling business need during uncertain times.

Priceline.com will provide gross-ups for certain of the named executive officers who are based in the United States from any taxes due as a result of the imposition of Section 280(g) of the Internal Revenue Code (“excise parachute payments”) because the effects of Section 280(g) generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history.  The Committee believes that the gross up payments are appropriate for the Company’s most senior executives.

See the section entitled “Potential Payments Upon a Change of Control and/or Termination” beginning on page 44.

Severance benefits.  Each of the named executive officers is entitled to receive severance benefits upon, among other things, a termination “without cause” or “for good reason.”  The arrangements with the Company’s executive officers provide severance payments in an amount that the Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices.  The payments and other benefits are provided because the Committee considers a termination “without cause” or for “good reason,” as those terms are used in the employment arrangements, to be Company initiated that under different circumstances would not have occurred and which are beyond the control of the separated individual.  The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment.  See the section entitled “Employment Contracts, Termination of Employment and Change-of-Control Arrangements” beginning on page 36.

Benefits

Priceline.com’s health care and other insurance programs are generally the same for all eligible employees, including executive officers, depending on their geographic location.  For all eligible U.S. based employees, priceline.com has a 401(k) plan.  The 401(k) plan allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the Internal Revenue Code on a pre-tax basis.  Effective January 1, 2007, priceline.com added a cash match to its 401(k) plan for all participants, including those executive officers who participate in the plan.  Priceline.com matches 50% of the first 6% of compensation deferred as contributions.  The 401(k) match made to each of the U.S.-based named executive officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

Priceline.com does not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security or financial services or country club memberships.

Other Matters

Stock Ownership Guidelines

Under the Company’s stock ownership guidelines, each non-employee member of the Board of Directors and senior executive officer of the Company is required to own the following number of shares of the Company’s common stock:  the Chief Executive Officer (40,000 shares), Vice Chairman (20,000 shares), executive officers other than the Chief Executive Officer and Vice Chairman (10,000 shares) and each non-employee director (the lesser of 2,500 shares or shares valued at $350,000).  The Company’s stock ownership guidelines are detailed in the Company’s Corporate Governance Principles, a copy of which is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance”.

Short-Selling Prohibition

The Company does not allow its executives to speculate in the Company’s stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls.

Pre-arranged trading plans

The Company encourages, but does not require, each of its executive officers to dispose of shares of the Company’s common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 (a “10b5-1 Plan”).  The Company has established guidelines for the adoption and implementation of 10b5-1 Plans, including without limitation:

•                  A 10b5-1 Plan must be adopted during an open trading window.

•                  The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted.  Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing deadline for the Company’s Form 10-Q with the SEC or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of the Company’s fourth quarter and year-end financial information.

•                  A 10b5-1 Plan must generally have a minimum of a one year term.  A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the Chairperson of the Company’s Compensation Committee or Audit Committee.

•                  Sales under a 10b5-1 Plan may occur during a closed trading window.

•                  The Company reserves the right to modify the terms of its 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2010.  The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2010 and excludes shares that may have been previously sold.  It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position			Total Shares Subject to Plan	Date of Adoption	End Date

(1)	Jeffery H. Boyd President and Chief Executive Officer	(a)(i)	177,778 stock options (expiring May 2011)	3/10/08(1)	The date that all shares are sold

		(a)(ii)	41.45% of the total number of shares underlying performance share units granted in March 2008 that are issued at vesting, if any, for payment of the estimated amount of taxes owed.

		(b)(i)	50,000 stock options (expiring May 2013)	8/24/09	The earlier of the sale of all shares or March 31, 2013
		(b)(ii)	100,000 stock options (expiring February 2014)

(2)	Robert J. Mylod, Jr.	(a)(i)	20,666 stock options (expiring May 2013)	3/4/09	The earlier of the sale of
	Vice Chairman and Head of Worldwide Strategy and Planning				all shares or
December 1, 2010
		(a)(ii)	20,833 stock options (expiring December 2011)

(3)	Craig W. Rydin Director	(a)(i)	8,000 stock options (expiring February 2015)	2/22/10	The earlier of the sale of all shares or May 12, 2010
		(a)(ii)	2,500 shares

(1)           Plan originally adopted on February 20, 2004.  On March 10, 2008, Plan was amended to include stock options expiring in May 2011 and provide for sale described in (a)(ii).

The Company intends to update the attached list on a quarterly basis following the closing of its trading window; an updated list will be available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance”.

Equity Issuance Dates

For 2010, the Committee selected the third business day following the deadline for filing the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Qs, as appropriate, as the dates of grant for any equity issuances (to the extent the Committee authorizes any issuances) to executives and employees in 2010.  The Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion.  All grants are or will be, as applicable, approved in advance by the Committee or, on an exception basis, the Chairperson of the Compensation Committee.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each “covered employee” (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Committee’s primary objective in designing and administering priceline.com’s compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value, all as described above.  When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder will be tax deductible by the Company.  The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

For example, payments under the 2009 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not deductible under Section 162(m) because the 2009 Bonus Plan allowed the Committee to exercise its discretion to make adjustments to what was included or excluded from the pro forma EBITDA metric — discretion that is intended to ensure that the results measured in the bonus plan represent the underlying growth of priceline.com’s core business.

2010 Compensation Decisions

In February 2010, the Committee approved the bonus payments to the named executive officers under the 2009 Bonus Plan, which appear in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column and are described in detail above.

The 2010 bonus plan provides the following “minimum” and “target” levels for the named executive officers (each as a percentage of 2010 annual base salary):

Name	Minimum	Target
Jeffery H. Boyd	0%	125%
Daniel J. Finnegan	0%	75%
Robert J. Mylod Jr.	0%	100%
Kees Koolen	0%	300%
Christopher L. Soder	0%	100%

The Committee reserves the right in its complete discretion to increase or decrease payouts above or below “target”, notwithstanding priceline.com’s financial performance. Full funding of the bonus pool will likely result in payments over “target.”

In addition, on March 4, 2010, the Company granted performance share units to the named executive officers in the amounts set forth across their names below:

Name	# of shares underlying grant
Jeffery H. Boyd	12,404
Daniel J. Finnegan	5,089
Robert J. Mylod Jr.	12,192
Kees Koolen	12,096
Christopher L. Soder	5,089

The performance share units are payable in shares of the Company’s common stock. The performance share units granted to Messrs. Boyd, Mylod and Finnegan will vest upon the attainment of certain performance targets by the Company’s consolidated operations during the period commencing on January 1, 2010 and ending on December 31, 2012.  The performance share units granted to Mr. Soder will vest upon the attainment of certain performance targets by the Company’s unconsolidated domestic operations during the same period.  The performance share units granted to Mr. Koolen will vest upon the attainment of certain performance targets by Booking.com B.V. during the same period.  In addition, the performance share units granted to Messrs. Boyd, Mylod and Koolen provide for a performance multiplier ranging from 0x to 3x, and the performance share units granted to Messrs. Finnegan and Soder provide for a performance multiplier ranging from 1x to 2x.  Subject to certain exceptions for terminations related to a change in control and terminations other than for “cause,” for “good reason” or on account of death or disability, the executive officers must continue their service through March 1, 2013 in order to receive any shares of the Company’s common stock.

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with priceline.com’s management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Jeffrey E. Epstein
James M. Guyette

Compensation of Named Executive Officers

Summary Compensation Table

The following table shows compensation earned during 2009, 2008 and 2007, except for Messrs. Koolen and Finnegan, noted below, by our Chief Executive Officer, Chief Financial Officer and the next three most highly-compensated executive officers serving at the end of 2009.  These individuals are referred to as the “named executive officers.”   Mr. Koolen’s information is for 2009 and 2008 only, in accordance with applicable SEC rules, since he first became a named executive officer as of the end of 2008.  Similarly, Mr. Finnegan’s information is for 2009 only, since he first became a named executive officer as of the beginning of 2009.  Unless otherwise indicated, titles shown in the table are titles held as of December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Jeffery H. Boyd,	2009	550,000	—		1,422,289	—	2,300,000	(6)	7,674	(7)	4,279,963
President and Chief	2008	550,000	—		4,160,645	—	2,000,000		13,049		6,723,694
Executive Officer	2007	545,833	—		1,713,690	—	1,350,000		7,212		3,616,735

Daniel J. Finnegan, Chief Financial Officer(1)	2009	315,000	—		749,966	—	575,000	(6)	7,674	(7)	1,647,640

Robert J. Mylod Jr.,	2009	420,000	—		989,387	—	1,500,000	(6)	7,674	(7)	2,917,061
Vice Chairman and	2008	420,000	—		2,894,322	—	1,200,000		7,224		4,521,546
Head of Worldwide Strategy & Planning	2007	418,333	—		1,194,390	—	600,000		7,103		2,219,826

Kees Koolen, Chief	2009	362,297	25,780	(3)	1,399,926	—	1,393,450	(6)	16,901	(7)	3,198,354
Executive Officer, Booking.com B.V. (2)	2008	292,336	21,508		5,465,783	—	1,102,898		15,341		6,897,866

Christopher L. Soder,	2009	330,000	—		749,966	—	626,000	(6)	7,674	(7)	1,713,640
President, North	2008	330,000	—		1,175,905	—	550,000		7,224		2,063,129
American Travel	2007	327,500	—		519,300	—	355,000		7,027		1,208,827

(1)          Mr. Finnegan was named Chief Financial Officer of priceline.com effective January 1, 2009.

(2)          Mr. Koolen was named Chief Executive Officer of Booking.com B.V. effective September 1, 2008.  Mr. Koolen’s compensation is translated into U.S. Dollars using an average exchange rate for 2009 of 1.39345 U.S. Dollars to Euros.

(3)          For Mr. Koolen includes a statutory bonus required under Dutch law of $25,083 for 2009, as well as an annual “holiday” bonus paid to all employees of Booking.com B.V. of $697 for 2009.

(4)          Represents the aggregate grant date fair value of restricted stock units (“RSUs”) for 2009, computed in accordance with FASB ASC Topic 718.  Amounts in 2008 and 2007 have been recalculated to represent the aggregate grant date fair value of performance share units (“PSUs”) granted in 2008 and 2007, computed in accordance with FASB ASC Topic 718. For the RSUs granted to Messrs. Boyd and Mylod, fair value was calculated based on a grant date fair value of $51.11 per share and was determined subject to market conditions.  The number of RSUs that Messrs. Boyd and Mylod will receive in connection with the 2009 awards, if any, will be based on the Company’s stock price determined during the six month period preceding the March 2012 vesting date, and, subject to certain exceptions, are dependent upon the executive being employed by the Company at that time.  The fair value of a grant subject to a market condition is generally lower than an award with only a service condition for vesting since the market condition may never be met.  The aggregate grant date fair value for these RSUs was determined subject to market conditions by replicating the payout structure of the RSUs using a series of call options and cash-or-nothing binary call options, using assumptions set forth in Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2009.  In the event that all such RSUs granted to Messrs. Boyd and Mylod vest, then the aggregate grant date fair value would be calculated by multiplying the number of units granted by $82.65, which was the closing price of the Company’s common stock on the business day prior to the grant, and which would result in aggregate grant date fair values of $2,299,984 for Mr. Boyd and $1,599,939 for Mr. Mylod.  The 2009 awards to Messrs. Finnegan, Koolen, and Soder did not contain a market condition, so the aggregate grant date fair value is calculated by multiplying the number of units granted by $82.65, which was the closing price of the Company’s common stock on the business day prior to the grant date.  For 2008, the amount reflects the estimated probable payout, as of the grant date, for the 2008 performance awards to Messrs. Boyd, Mylod and Soder, of 2 times the “target” amount, which is the maximum that could be issued under this grant.  With respect to Mr. Koolen, for 2008, this column represents the estimated probable payout, as of the grant date, for the 2008 performance award to Mr. Koolen, of 1 times the “target” amount.  The maximum that could be issued under this grant is 3.2054 times the “target” amount, which would result in a grant date fair value of $6,209,126 for this grant.  With respect to Mr. Koolen, for 2008, this column also includes 35,000 RSUs that were not performance based with a grant date fair value of $3,528,700 based on a grant date price of $100.82 per share.  For 2007, the amount reflects the estimated probable payout, as of the grant date, for the 2007 performance awards to Messrs. Boyd, Mylod and Soder, of 1 times the “target” amount.  The maximum that could be issued under these 2007 grants is 2 times the target amount, which would result in grant date fair values of $3,427,380, $2,388,780 and $1,038,600 for Messrs. Boyd, Mylod and Soder, respectively.  For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2009. The amounts in this column reflect the Company’s estimate of the payout for these awards, as of the grant date, and do not necessarily correspond to the actual value, if any, that will be recognized by the named executive officers.

(5)          No stock options were granted during fiscal years 2009, 2008 or 2007 to any of the named executive officers.  Accordingly, where applicable, amounts in 2008 and 2007 have been recalculated to reflect that no options were granted during those years.

(6)          Represents 2009 cash awards paid in February 2010 under the 2009 Bonus Plan.

(7)          With respect to Messrs. Boyd, Mylod, Soder and Finnegan, the amount represents the dollar value of any insurance premiums paid by priceline.com during 2009 with respect to life insurance and accidental death & dismemberment insurance for the benefit of such named executive officer and matching contributions made by priceline.com to each individual’s 401(k) plan for the fiscal year ended 2009. With respect to Mr. Koolen, the amount represents matching contributions made by Booking.com B.V., a wholly-owned subsidiary of priceline.com, to a defined contribution plan in the Netherlands.

Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2009.  The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the potential cash payouts under the Company’s 2009 performance based cash bonus plan at the time the plan was adopted; actual payouts were made in March 2010 based on the Company’s attainment of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation for the 2009 fiscal year.

Grants of Plan-Based Awards

		Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Grant Approved	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(3)	Awards ($)(4)
Jeffery H. Boyd			0	687,500		—
	3/4/2009	2/27/2009					0	27,828	27,828	—	1,422,289

Daniel J. Finnegan			0	236,250		—
	3/4/2009	2/27/2009					—	—	—	9,074	749,966

Robert J. Mylod Jr.			0	420,000		—
	3/4/2009	2/27/2009					0	19,358	19,358	—	989,387

Kees Koolen			0	362,297	(5)	—
	3/4/2009	2/27/2009					—	—	—	16,938	1,399,926

Christopher L. Soder			0	330,000		—
	3/4/2009	2/27/2009					—	—	—	9,074	749,966

(1)          These columns show the potential value, at the time the 2009 Bonus Plan was adopted, of the payout for each named executive officer under priceline.com’s 2009 Bonus Plan.  The actual payments for 2009 for each named executive officer are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.  The potential payouts were performance-driven and therefore completely at risk.  The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 17.

(2)          These columns show the “Threshold,” “Target” and “Maximum” number of shares of priceline.com common stock that could be issued in connection with RSUs granted to Messrs. Boyd and Mylod in 2009 under the 1999 Omnibus Plan. The RSUs will be forfeited if the Company’s common stock does not achieve and maintain certain stock price thresholds during the six month period preceding the March 2012 vesting date, and, subject to certain exceptions, are dependent upon the executive being employed by the Company at that time. If there is a “change of control,” as such term is described in the RSU grant agreements, or a termination without “cause,” the issuance of shares underlying the RSUs may be accelerated.    The market criteria for determining the number of shares of priceline.com common stock to be issued, if any, in connection with the RSUs are described in the Compensation Discussion and Analysis beginning on page 17.  The “Target” number of shares that could be issued in connection with these RSUs is the same as the “Maximum,” because the Company currently believes that it is probable that the maximum number of shares will be issued.

(3)          Represents the number of RSUs granted in 2009 to Messrs. Finnegan, Koolen and Soder under the 1999 Omnibus Plan.  The RSUs vest in March 2012, subject to accelerated vesting in certain circumstances, including a “change in control” and certain terminations of employment.

(4)          Shows the grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For the RSUs granted to Messrs. Boyd and Mylod, fair value was calculated based on a grant date fair value of $51.11 per share and was determined subject to market conditions.  The fair value of a grant subject to a market condition is generally lower than an award with only a service condition for vesting since the market condition may never be met.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant market criteria during the six month period preceding the March 2012 vesting date, and, subject to certain exceptions, is dependent upon the executive being employed by the Company at that time.  For the RSUs granted to Messrs. Finnegan, Koolen and Soder, fair value was calculated using the grant date per share price of $82.65, which was the closing price of the Company’s common stock on March 3, 2009, the business day prior to the grant date. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2009.

(5)       The “target” cash payout to Mr. Koolen was established in Euros and translated into U.S. Dollars using an average exchange rate for 2009 of 1.39345 U.S. Dollars to Euros.

Outstanding Equity Awards at 2009 Fiscal Year-End Table

The following table provides information on the holdings of stock option and stock awards by the named executive officers at fiscal year-end 2009.  This table includes unexercised stock option awards, both vested and unvested; unvested restricted stock and restricted stock units; and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2009.  The market value of the stock awards is based on the closing per share market price of priceline.com common stock on December 31, 2009, which was $218.41.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Jeffery H. Boyd	177,778		30.66	05/25/2011
	50,000		20.28	05/07/2013
	150,000		18.78	02/06/2014
								129,904	(1)	28,372,333

Daniel J. Finnegan	1,728		18.58	10/19/2015
					13,574	(2)	2,964,697
								9,274	(3)	2,025,534

Robert J. Mylod Jr	20,833		25.56	12/07/2011
	33,333		20.28	05/07/2013
	1,333		18.78	02/06/2014
								90,454	(4)	19,756,058

Kees Koolen	5,735		23.08	07/14/2015
	13,334		24.51	11/08/2015
					58,938	(5)	12,872,649
								60,000	(6)	13,104,600

Christopher L. Soder					14,074	(7)	3,073,902
								20,196	(8)	4,411,008

(1)          Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs and RSUs.  Includes 66,000 shares for which the performance period commenced on January 1, 2007 and ended on December 31, 2009 (all of which shares vested on March 5, 2010), 36,076 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010, and 27,828 shares for which the performance period is the six months preceding the March 2012 vesting date (unless there is a “change of control,” as such term is described in the PSU and RSU grant agreements, or a termination without “cause,” in which case the issuance of shares underlying the PSUs and RSUs may be accelerated). The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the respective performance period.

(2)          Represents RSUs, of which 4,500 shares vested on March 5, 2010, and 9,074 shares vest on March 4, 2012.

(3)          Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 3,000 shares for which the performance period commenced on January 1, 2007 and ended on December 31, 2009 (all of which shares vested on March 5, 2010) and 6,274 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSU grant agreement, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated). The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(4)          Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs and RSUs.  Includes 46,000 shares for which the performance period commenced on January 1, 2007 and ended on December 31, 2009 (all of which shares vested on March 5, 2010), 25,096 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010, and 19,358 shares for which the performance period is the six months preceding the March 2012 vesting date (unless there is a “change of control,” as such term is described in the PSU and RSU grant agreements, or a termination without “cause,” in which case the issuance of shares underlying the PSUs and RSUs may be accelerated). The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the respective performance period.

(5)          Represents RSUs of which 7,000 shares vested on March 5, 2010, 30,100 shares vest on March 1, 2011, 4,900 shares vest on August 13, 2011 and 16,938 shares vest on March 4, 2012.

(6)          Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 60,000 shares (at 3 times the “target” grant amount), but excludes 16,796 shares (because they are being accrued at 0 times the “target” grant amount) for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSU grant agreement, or a termination without “cause,” death or disability, in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(7)          Represents RSUs of which 5,000 shares vested on March 5, 2010, and 9,074 shares vest on March 4, 2012.

(8)          Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 10,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 (all of which shares vested on March 5, 2010) and 10,196 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSU grant agreement, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated). The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

Option Exercises and Stock Vested Table

The following table contains information about stock options exercised by the named executive officers and the vesting of stock awards held by the named executive officers in 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jeffery H. Boyd	109,721	10,062,775	135,000	(3)	11,456,100

Daniel J. Finnegan.	0	0	4,750	(4)	486,345

Robert J. Mylod Jr.	42,000	5,921,683	60,000	(5)	5,091,600

Kees Koolen	0	0	0		0

Christopher L. Soder	42,333	4,313,444	24,000	(6)	2,036,640

(1)          This column represents the number of shares underlying stock options exercised.

(2)          This column reflects the difference between the per share market value of priceline.com common stock at each exercise and the per share exercise price of the stock options exercised, multiplied, in each case, by the number of stock options exercised.

(3)          Mr. Boyd acquired 135,000 shares with a per share market price of $84.86 on February 28, 2009 upon the vesting of performance share units.

(4)          Mr. Finnegan acquired 3,750 shares with a per share market price of $84.86 on February 28, 2009 upon the vesting of 750 shares of restricted stock and 3,000 performance share units. Mr. Finnegan also acquired 1,000 shares with a per share market price of $168.12 on October 19, 2009 upon the vesting of 1,000 shares of restricted stock.

(5)          Mr. Mylod acquired 60,000 shares with a per share market price of $84.86 on February 28, 2009 upon the vesting of performance share units.

(6)          Mr. Soder acquired 24,000 shares with a per share market price of $84.86  on February 28, 2009 upon the vesting of 3,000 shares of restricted stock and 21,000 performance share units.

Employment Contracts, Termination of Employment and

Change-of-Control Arrangements

The Company and/or its subsidiaries have employment agreements with each of the named executive officers.  The agreements are of varying duration and generally provide for minimum annual base salaries.  In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.  Provided below is a summary of each of the named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2009 that provides for accelerated vesting (or similar provisions) upon a change of control or termination.

Mr. Boyd

Employment Agreement

Termination without “Cause” or for “Good Reason” (No “Change of Control”).  In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” (as defined in the agreement with Mr. Boyd) or by Mr. Boyd for “Good Reason” (as defined in the agreement), in either case other than during the three-year period following a “Change of Control” of the Company (as defined in the agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for two years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company;

(4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of termination of employment or the expiration of the option’s original term; and

(5) each outstanding equity grant (other than the stock options described above) held by Mr. Boyd will be deemed to be vested on a pro-rata basis based on the time of the applicable restricted period that has elapsed through the date of his termination of employment plus one year, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the equity grant.

Termination without “Cause” or for “Good Reason” (“Change of Control”). In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” or by Mr. Boyd for “Good Reason,” in either case during the three-year period following a “Change of Control” of the Company (including any such termination of employment prior to a “Change of Control” at the request of a third party effecting the “Change of Control”), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) a lump sum cash severance payment equal to three times his base salary and target bonus;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for three years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) all outstanding Company equity instruments held by Mr. Boyd will be immediately vested, and all Company stock options will remain exercisable until the earlier of 36 months following the date of termination of employment or the expiration of the option’s original term.

Termination as the Result of Death or “Disability”. In the event of a termination of Mr. Boyd’s employment as the result of his death or “Disability” (as defined in Mr. Boyd’s agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2) continuation for one year following termination of employment of group health insurance benefits for Mr. Boyd’s dependents in the event of Mr. Boyd’s death (or for Mr. Boyd, if he is terminated as the result of “Disability”) as if Mr. Boyd were an employee of the Company;

(3) in the event of termination of Mr. Boyd’s employment as the result of “Disability,” continuation for one year following termination of employment of group life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of his termination of employment or the expiration of the option’s original term.

May 2001 Stock Options.  The agreement with Mr. Boyd provides that the options to acquire 266,666 shares of the Company’s common stock that were granted in May 2001 will expire eighteen months after the termination of Mr. Boyd’s employment as a result of his death or “Disability,” termination by the Company without “Cause,” termination by Mr. Boyd for “Good Reason” or the Company’s failure to extend the term of the employment agreement (or 90 days after termination of Mr. Boyd’s employment as a result of a termination by the Company for “Cause,” termination by Mr. Boyd without “Good Reason” or Mr. Boyd’s failure to extend the term of the employment agreement), but in no event later than May 25, 2011.

Other.  Mr. Boyd’s employment agreement includes certain non-compete, non-solicitation and non-disparagement provisions.  In addition, subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Boyd becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Boyd will be in the same after-tax economic position as if such excise tax were not imposed.

Equity Instruments

2009 Restricted Stock Units (“RSUs”).  The RSUs granted to Mr. Boyd in March 2009 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the type of termination event (change of control or termination without cause/death/disability) and the time of its occurrence.

•                  Upon a termination without “Cause” or as the result of death or “Disability” on or prior to March 4, 2012, as long as the Company’s lowest closing stock price on NASDAQ for a period of 20 consecutive trading days during the six-month period preceding the termination date reaches a minimum threshold amount, the RSU performance multiplier (which could range from 0.5 to 1x, depending on the Company’s stock price performance for a 20-day period during the six-month period prior to the termination date) would be applied to a pro-rata portion (based on the number of full months that had elapsed since March 4, 2009 as of the date of the termination) of Mr. Boyd’s “target” RSU grant.

•                  If a “Change of Control” occurs on or prior to March 4, 2012 and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” as long as the Company’s closing stock price on NASDAQ on the effective date of the “Change of Control” reaches a minimum threshold amount, the RSU performance multiplier (which could range from 0.5 to 1x, depending on the Company’s closing stock price on the effective date of the “Change of Control”) would be applied to Mr. Boyd’s “target” RSU grant.

•                  If a “Change of Control” occurs on or prior to March 4, 2012 and Mr. Boyd is terminated without “Cause” or as the result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” as long as the Company’s closing stock price on NASDAQ on the effective date of the “Change of Control” reaches a minimum threshold amount, the RSU performance multiplier (which could range from 0.5 to 1x, depending on the Company’s closing stock price on the effective date of the “Change of Control”) would be applied to Mr. Boyd’s “target” RSU grant.

2008 PSUs.  The PSUs granted to Mr. Boyd in March 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” a termination for “Good Reason,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control or termination without cause/good reason/death/disability) and when it occurred.

•                  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2008 as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter.

•                  If a “Change of Control” occurs and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the date that is six months after the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; if Mr. Boyd remains employed by the Company until the end of the performance period, then Mr. Boyd would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Boyd would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•                  If a “Change of Control” occurs and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the effective date of the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; Mr. Boyd would also receive a pro-rata portion of Mr. Boyd’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change of Control” and the date of termination).

2007 PSUs.  The PSUs granted to Mr. Boyd in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” a termination for “Good Reason,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control or termination without cause/good reason/death/disability) and when it occurred.

•                  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter.

•                     If a “Change of Control” occurs and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the date that is six months after the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; if Mr. Boyd remains employed by the Company until the end of the performance period, then Mr. Boyd would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Boyd would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•                  If a “Change of Control” occurs and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the effective date of the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; Mr. Boyd would also receive a pro-rata portion of Mr. Boyd’s “target” PSU grant (based on the length of the performance period that had elapsed between the effective date of the “Change of Control” and the end of the performance period).

Mr. Finnegan

Employment Agreement

Termination without “Cause” or for “Good Reason”.  In the event of a termination of Mr. Finnegan’s employment by the Company without “Cause” (as defined in the agreement with Mr. Finnegan) or by Mr. Finnegan for “Good Reason” (as defined in the agreement), then Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company.

Stock Options.  The agreement with Mr. Finnegan provides that the options to acquire 35,000 shares of the Company’s common stock that were granted in October 2005 upon his promotion to Senior Vice President, Controller and Chief Accounting Officer will vest in full on the date that is six months following the occurrence of a “Change of Control” provided that Mr. Finnegan remains employed with the Company through such date.  In the event that Mr. Finnegan’s employment is terminated without “Cause” (as defined in Mr. Finnegan’s agreement) within six months following a “Change of Control,” the options will vest in full on the date of termination and will remain exercisable for six months following the date of termination.

Other.  Mr. Finnegan entered into a non-competition agreement with the Company in October 2005 pursuant to which Mr. Finnegan is subject to one-year non-competition and non-solicitation obligations following Mr. Finnegan’s termination of employment with the Company.

Equity Instruments

2009 Restricted Stock Units.  The RSUs granted to Mr. Finnegan in March 2009 would be treated in the same fashion as the RSUs held by Mr. Soder described below under “Messrs. Mylod and Soder — Equity Instruments.”

2008 and 2007 PSUs.  The PSUs granted to Mr. Finnegan in March 2008 and March 2007 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd — Equity Instruments.”

2007 Restricted Stock.  Shares of restricted stock granted to Mr. Finnegan in March 2007 would be treated in the same fashion as the shares of restricted stock held by Mr. Soder described below under “Messrs. Mylod and Soder — Equity Instruments.”

Messrs. Mylod and Soder

Employment Agreements

Termination without “Cause” or for “Good Reason”.  In the event of a termination of such executive’s employment by the Company without “Cause” (as defined in the respective agreement with the executive) or by such executive for “Good Reason” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company, provided that, if such termination is after a “Change of Control” (as the term is defined in each such agreement) the period of benefit continuation will be twenty-four months.

Termination as the Result of Death or “Disability”.  In the event of a termination of such executive’s employment as the result of death or “Disability” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2) in the event of termination as the result of death, continuation for one year following termination of employment of group health insurance benefits for such executive’s dependents as if he were an employee of the Company; and

(3) in the event of termination as the result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were an employee of the Company.

Other.  Subject to certain limitations, if severance remuneration payable under the agreements with Messrs. Mylod and/or Soder is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and such executive becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to the executive in an amount such that such executive will be in the same after-tax economic position as if such excise tax were not imposed.  The agreements with each of Messrs. Mylod and Soder include certain confidentiality and/or non-solicitation provisions.

Equity Instruments

Mr. Mylod.

2009 Restricted Stock Units.  The RSUs granted to Mr. Mylod in March 2009 would be treated in the same fashion as the RSUs held by Mr. Boyd described above under “Mr. Boyd — Equity Instruments.”

2008 and 2007 PSUs.  The PSUs granted to Mr. Mylod in March 2008 and March 2007 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd — Equity Instruments.”

Mr. Soder.

2009 Restricted Stock Units.  The RSUs granted to Mr. Soder in March 2009 provide for accelerated vesting upon a termination without “Cause” or as the result of death or “Disability.”  If a termination without “Cause” or as the result of death or “Disability” occurs, Mr. Soder shall receive a pro-rata portion of the RSUs as of the date of termination.  If a “Change of Control” occurs and Mr. Soder remains an employee of the Company as of the date which is six months after the “Change of Control,” a pro-rata portion of the RSUs will vest as of such six-month date and the remaining portion of the RSUs will vest on the third anniversary of the date of grant, provided that Mr. Soder remains an employee of the Company through such date.  Upon a termination without “Cause” or as the result of death or “Disability” that occurs after a “Change of Control” but prior to the six-month date following a “Change of Control,” vesting of all outstanding RSUs will be accelerated on the date on which Mr. Soder is terminated.

2008 and 2007 PSUs.  The PSUs granted to Mr. Soder in March 2008 and March 2007 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd — Equity Instruments.”

2007 Restricted Stock.  Shares of restricted stock granted to Mr. Soder in March 2007 provide for accelerated vesting upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability.”  If a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” occurs, Mr. Soder shall receive a pro-rata portion of the shares of restricted stock as of the date of termination.  If a “Change of Control” occurs and Mr. Soder remains an employee of the Company as of the date which is six months after the “Change of Control,” a pro-rata portion of the shares of restricted stock will vest as of such six-month date and the remaining portion of shares of restricted stock will vest on the third anniversary of the date of grant.  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding shares of restricted stock will be accelerated on the date on which Mr. Soder is terminated.

Mr. Koolen

Employment Agreement

The employment agreement between Mr. Koolen and Booking.com B.V., an indirect wholly-owned subsidiary of the Company, which was entered into effective September 1, 2008, does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in The Netherlands, which is currently one month for an employment relationship under five years.  The agreement automatically terminates upon Mr. Koolen reaching the age of 65.

Termination without “Cause” Or “Good Reason.”  In the event of a termination of Mr. Koolen’s employment by the Company without “Cause” (as defined in the agreement with Mr. Koolen) or by Mr. Koolen for “Good Reason” (as defined in Mr. Koolen’s agreement), then Mr. Koolen will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment; and

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs.

Because Mr. Koolen’s employment agreement is governed by Dutch law, and under Dutch law, a court has discretion to award severance to an employee depending on the facts and circumstances of the termination of the employee (e.g., the reason for the termination), if a court awards Mr. Koolen any compensation upon his termination, then the amount of such award shall be deducted from the amounts described above.

Termination as the Result of Death.  In the event of a termination of Mr. Koolen’s employment as the result of his death, then Mr. Koolen will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs.

Illness or Other Incapacity to Work.  Should Mr. Koolen become unable to perform work due to illness or other medical incapacity, Mr. Koolen will be entitled to continued payment of 70% of his most recent gross base salary for a maximum period of 104 weeks commencing on the first day of illness or incapacity.  Such payments will be reduced by financial benefits that Mr. Koolen may receive under any contractual or statutory insurance and any other income earned by Mr. Koolen.

Other.   The agreement with Mr. Koolen includes certain confidentiality, non-competition, and non-solicitation provisions.

Equity Instruments

2009 Restricted Stock Units.  The RSUs granted to Mr. Koolen in March 2009 would be treated in the same fashion as the RSUs held by Mr. Soder described above under “Messrs. Mylod and Soder — Equity Instruments.”

2008 PSUs.  The PSUs granted to Mr. Koolen in March 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Koolen would depend on the termination event (change of control or termination without cause/death/disability) and when it occurred.

•                  Upon a termination without “Cause,” or as the result of death or “Disability,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2008 as of the date of the termination) of Mr. Koolen’s “target” PSU grant and could range from 0 to 3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination.

•                  If a “Change of Control” occurs and Mr. Koolen remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the date that is six months after the “Change of Control”) of Mr. Koolen’s “target” PSU grant; the performance multiplier could range from 0 to 3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination; if Mr. Koolen remains employed by the Company until the end of the performance period, then Mr. Koolen would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Koolen is terminated without “Cause,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Koolen would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•                  If a “Change of Control” occurs and Mr. Koolen is terminated without “Cause,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the effective date of the “Change of Control”) of Mr. Koolen’s “target” PSU grant; the performance multiplier could range from 0 to

3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination; Mr. Koolen would also receive a pro-rata portion of Mr. Koolen’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change of Control” and the date of termination).

2007 PSUs.  The PSUs granted to Mr. Koolen in December 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability” on the same general terms as the PSUs granted to Mr. Boyd described above except that the following principal terms differ:  Mr. Koolen’s PSUs do not provide for accelerated vesting upon a termination for “Good Reason;” Mr. Koolen’s PSU performance multiplier ranges from 0 to 3x; Mr. Koolen’s performance period runs from January 1, 2008 through December 31, 2010; and the “change of control” period is limited to the six-month period following the “Change of Control.”

2008 Restricted Stock Units.  The restricted stock units granted to Mr. Koolen in August 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability.”  If a termination without “Cause” or a termination as the result of death or “Disability” occurs, Mr. Koolen shall receive a pro-rata portion of the restricted stock units as of the date of termination.  If a “Change of Control” occurs and Mr. Koolen remains an employee of the Company as of the date which is six months after the “Change of Control”, a pro-rata portion of the restricted stock units will vest as of such six-month date and the remaining portion of restricted stock units will vest on the third anniversary of the date of grant.  Upon a termination without “Cause” or a termination as the result of death or “Disability” that occurs after a “Change of Control,” vesting of all outstanding restricted stock units will be accelerated on the date on which Mr. Koolen is terminated.

2007 Restricted Stock Units.  The restricted stock units granted to Mr. Koolen in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability.”  If a termination without “Cause” or a termination as the result of death or “Disability” occurs, Mr. Koolen shall receive a pro-rata portion of the restricted stock units as of the date of termination.  If a “Change of Control” occurs and Mr. Koolen remains an employee of the Company as of the date which is six months after the “Change of Control”, a pro-rata portion of the restricted stock units will vest as of such six-month date and the remaining portion of restricted stock units will vest on the third anniversary of the date of grant.  Upon a termination without “Cause” or a termination as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding restricted stock units will be accelerated on the date on which Mr. Koolen is terminated.

Other.  Mr. Koolen entered into a non-competition agreement with the Company in December 2007 pursuant to which Mr. Koolen is subject to one-year non-competition and non-solicitation obligations following Mr. Koolen’s termination of employment with the Company.

Potential Payments Upon a Change of Control and/or Termination

The following tables estimate the payments required to be made to each named executive officer in connection with (a) a termination of his employment upon specified events or (b) a change of control assuming a $218.41 per share price for our common stock (the closing market price on December 31, 2009).  The amounts shown also assume that the termination or change of control was effective December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives.  Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2010, changes in the cost of health benefit plans, equity grants made in 2010 or equity that vested subsequent to December 31, 2009.  In addition, amounts shown reflect incremental amounts due to the named executive officer upon the specified event, and do not include amounts that were vested as of December 31, 2009.  The actual amounts paid can only be determined at the time of the termination of the executive’s employment or a change of control.  The terms “cause,” “good reason,” “death” and “disability” have the meanings in the individual employment agreements or equity instruments described above.  In the event of voluntary resignation or retirement on December 31, 2009, the named executive officer would only receive his accrued but unpaid salary through the termination date of employment.

Jeffery H. Boyd

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	2,475,000	2,475,000	3,712,500	0	0
Pro Rated Bonus	687,500	687,500	687,500	0	687,500
Equity and Benefits:
Performance Share Units	21,861,091	21,861,091	22,294,419	21,637,806	18,466,711
Restricted Stock/Restricted Stock Units	3,698,876	3,698,876	6,077,913	6,077,913	1,519,478
Stock Options	0	0	0	0	0
Health & Welfare(1)	35,209	35,209	52,814	0	17,605
Tax Gross-Up	0	0	11,157,742	0	0
Total:	28,757,676	28,757,676	43,548,735	27,715,719	20,691,294

(1)          Benefit amounts are based on 2009 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Daniel J. Finnegan

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	551,250	551,250	551,250	0	0
Pro Rated Bonus	236,250	236,250	236,250	0	0
Equity and Benefits:
Performance Share Units	1,514,164	1,514,164	1,769,849	1,911,342	1,514,164
Restricted Stock/Restricted Stock Units	1,396,404	900,941	2,964,697	1,808,617	1,396,404
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,605	17,605	17,605	0	0
Tax Gross-Up	0	0	0	0	0
Total:	3,715,673	3,220,210	5,539,651	3,719,959	2,910,568

(1)          Benefit amounts are based on 2009 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Robert J. Mylod Jr.

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,680,000	1,680,000	1,680,000	0	0
Pro Rated Bonus	420,000	420,000	420,000	0	420,000
Equity and Benefits:
Performance Share Units	12,863,767	12,863,767	14,195,922	15,071,309	12,863,767
Restricted Stock/Restricted Stock Units	1,056,995	0	4,227,981	4,227,981	1,056,995
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,605	17,605	35,209	0	17,605
Tax Gross-Up	0	0	0	0	0
Total:	16,038,366	14,981,371	20,559,112	19,299,290	14,358,366

(1)          Benefit amounts are based on 2009 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Kees Koolen

Executive Benefits and Payments Upon Separation or Change of Control(1)	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,490,310	1,490,310	1,490,310	0	0
Pro Rated Bonus	372,577	372,577	372,577	0	372,577
Equity and Benefits:
Performance Share Units	8,736,400	0	11,415,271	12,259,936	8,736,400
Restricted Stock/Restricted Stock Units	5,723,810	0	12,872,649	7,741,846	5,723,810
Stock Options	0	0	0	0	0
Health & Welfare	0	0	0	0	0
Tax Gross-Up	0	0	0	0	0
Total:	16,323,097	1,862,887	26,150,807	20,001,782	14,832,788

(1)          Mr. Koolen’s compensation is translated into U.S. Dollars using the exchange rates in effect on December 31, 2009, which was 1.43299 U.S. Dollars to Euros.

Christopher L.  Soder

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,320,000	1,320,000	1,320,000	0	0
Pro Rated Bonus	330,000	330,000	330,000	0	330,000
Equity and Benefits:
Performance Share Units	3,486,697	3,486,697	3,948,853	4,225,433	3,486,697
Restricted Stock/Restricted Stock Units	1,496,509	1,001,046	3,073,902	1,917,822	1,496,509
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,605	17,605	35,209	0	17,605
Tax Gross-Up	0	0	0	0	0
Total:	6,650,811	6,155,348	8,707,965	6,143,254	5,330,811

(1)          Benefit amounts are based on 2009 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change of Control and/or Termination Tables Above.  Under applicable SEC rules, the Company is required to estimate the potential payments to each of the named executive officers upon termination or change of control assuming the event occurred on December 31, 2009, the last day of the

Company’s most recently-completed fiscal year.  However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2010.

Equity Plans

The Company has two primary equity compensation plans: the 1999 Omnibus Plan, as amended, and the 2000 Employee Stock Option Plan (together, the “Plans”).  The Company no longer issues equity awards under the 2000 Employee Stock Option Plan.  Under the terms of each of the Plans, the Compensation Committee of the Board of Directors is granted broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards.  All stock options granted under the 2000 Employee Stock Option Plan provide for accelerated vesting in the event of a Change of Control (as defined in the 2000 Employee Stock Option Plan) and certain equity awards granted under the 1999 Omnibus Plan, as amended, provide for the accelerated vesting of those equity awards in the event of a “Change of Control.”

The table below presents information as of December 31, 2009 on the Company’s equity plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation plans approved by security holders 1999 Omnibus Plan	909,327	$92.29	1,659,416

Equity Compensation plans not approved by security holders 2000 Plan (3)	10,972	$18.49	31,672

Total:	920,299	$91.41	1,691,088

(1)                                  Excludes an aggregate of 1,746,168 unvested shares of restricted stock, unvested restricted stock units and unvested performance share units outstanding at December 31, 2009.  With respect to performance share units, this table assumes that the maximum number of shares underlying the performance share units will be issued at the end of the relevant performance periods. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(2)                                  As of March 31, 2010:  (a) the aggregate number of stock options outstanding was 672,987, with a weighted average exercise price of $53.63 and a weighted average remaining term of 2.57 years;  (b) an aggregate of 1,740,909 unvested shares of restricted stock, unvested restricted stock units and unvested performance share units were outstanding.  With respect to performance share units, this assumes that the maximum number of shares underlying the performance share units will be issued at the end of the relevant performance periods.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods; and (c) the number of shares of priceline.com common stock outstanding was 47,431,222.

(3)                                  The 2000 Plan was adopted in connection with the Company’s turnaround in 2000 and the Company no longer issues equity awards under the 2000 Plan.

2009 Non-Employee Director Compensation and Benefits

Directors who are also employees of priceline.com receive no additional compensation for serving on the Board of Directors.

• Non-employee Directors.  In 2009, non-employee directors received an annual retainer of $35,000.  In 2009, non-employee directors also received an annual grant of 1,330 priceline.com restricted stock units.  The restricted stock units will vest over a four year period (one-fourth of the shares on each of the first four anniversaries of the date of grant); the vesting of the shares of restricted stock will accelerate if, among other things, the director is not re-nominated for election to the Board of Directors, the director retires after the age of 65 or becomes disabled, or if there is a “change of control” of priceline.com.

•  Mr. Docter.  In 2009, Mr. Docter was paid for consulting services rendered to Booking.com B.V.

• Committees.  In 2009, the Chairperson of the Company’s Audit Committee received a retainer of $20,000, the Chairperson of the Company’s Compensation Committee received a retainer of $6,250, and the Chairperson of the Nominating and Corporate Governance Committee received a retainer of $5,000.  Each non-employee director received a fee of $1,250 for each committee meeting attended.

• Chairman of the Board.  In 2009, the Chairman of the Company’s Board of Directors, in addition to compensation received as a director, received a fee of $25,000 and a grant of 1,331 priceline.com restricted stock units.

The Company reimburses non-employee Directors for all travel and other expenses incurred in connection with attending Board of Directors and committee meetings.

The following table shows compensation earned during 2009 by all non-employee directors serving at any time during fiscal 2009.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Ralph M. Bahna Chairman of the Board	65,000	219,932	—	0		284,932
Howard W. Barker, Jr. Director	70,000	109,925	—	0		179,925
Jan L. Docter Director	35,000	109,925	—	23,689	(4)	168,613
Jeffrey E. Epstein Director	51,250	109,925	—	0		161,175
James M. Guyette Director	53,750	109,925	—	0		163,675
Nancy B. Peretsman Director	35,000	109,925	—	0		144,925
Craig W. Rydin Director	60,000	109,925	—	0		169,925

(1)          This column reports the amount of cash compensation earned in 2009 for Board and committee service.

(2)          This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2009.  These amounts reflect the Company’s grant date fair value for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.  As of December 31, 2009, the following directors held the following aggregate number of shares of restricted stock/restricted stock units (RSU), respectively: Bahna (3,000 restricted stock/3,955 RSU), Barker (1,500 restricted stock/2,193 RSU), Epstein (1,500 restricted stock/2,193 RSU), Guyette (1,500 restricted stock/1,978 RSU), Peretsman (1,500 restricted stock/2,193 RSU) and Rydin (1,500 restricted stock/2,193 RSU).  In addition, Mr. Docter held 5,000 performance share units, for which the estimated probable number of shares that will be issued at the end of the performance period is currently 15,000.

(3)          No stock options were granted during fiscal year 2009.

(4)          This amount represents fees paid to Mr. Docter for consulting services rendered to Booking.com B.V. (and payable to Doomstoorn B.V., Mr. Docter’s wholly-owned management company) and translated into U.S. Dollars using an average exchange rate for 2009 of 1.39345 U.S. Dollars to Euros.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Epstein, Guyette and Rydin.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company or had any disclosable related person transaction in which the Company was a participant during the last fiscal year.  In addition, no executive officer of the Company serves on the compensation committee or board of directors of a company for which any of the Company’s directors serves as an executive officer.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Party Transactions.

The Audit Committee of the Board of Directors, pursuant to a written policy, reviews all relationships and transactions in which the Company participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year.  The Company’s legal staff is primarily responsible for gathering information from the directors and executive officers.  Related person transactions are generally identified in:

•                  questionnaires annually distributed to the Company’s directors and executive officers;

•                  certifications submitted annually by the Company’s executive officers and directors related to their compliance with the Company’s Code of Business Conduct and Ethics; and

•                  communication made directly by the related person to the General Counsel.

As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person for which disclosure is required are disclosed in the Company’s proxy statement.  In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.  In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•                  the nature of the related person’s interest in the transaction;

•                  the material terms of the transaction, including, without limitation, the amount and type of transaction;

•                  the importance of the transaction to the related person;

•                  the importance of the transaction to the Company;

•                  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•                  any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction.  This process is included in the Company’s Corporate Governance Principles, which is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

Club Quarters

Ralph Bahna, Chairman of the Company’s Board of Directors, has been a stakeholder in and President of Masterworks Development Corp., a general partnership founded to develop an international group of hotels named Club Quarters, since 1992.  During the year ended December 31, 2009, priceline.com facilitated the sale of Club Quarters’ hotel room nights to customers.  The room nights sold by Club Quarters to priceline.com customers (including customers of the company’s subsidiaries) during 2009 represented less than 0.10% of the total hotel room nights sold by all hotel suppliers through priceline.com, including its subsidiaries, during 2009.  Club Quarters received approximately $10.4 million of bookings through priceline.com (and its subsidiaries) in 2009, approximately $4.8 million of which was paid by priceline.com to Club Quarters in connection with “merchant” hotel transactions.  The approximately $4.8 million paid to Club Quarters by priceline.com in 2009 represented less than 5% of Club Quarters’ consolidated gross revenues in 2009.

Jeffrey E. Epstein

Jeffrey E. Epstein, a director of priceline.com and member of its Audit Committee and Compensation Committee, is the Executive Vice President and Chief Financial Officer of Oracle Corporation.  The Company purchases or licenses certain software and other related services from Oracle Corporation in the ordinary course of business.  In 2009, the Company paid Oracle Corporation approximately $284,000 in connection with such software and other related services.  Priceline.com’s relationship with Oracle Corporation was in existence before Mr. Epstein joined Oracle Corporation.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

We have selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  We are submitting our selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Deloitte & Touche LLP has audited our financial statements since July 1997.  We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of our independent registered public accounting firm.  However, we are submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.  Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the outstanding shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.  The Board of Directors recommends a vote FOR Proposal 2.

Report of the Audit Committee of the Board of Directors

The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence and performance of its independent registered public accounting firm.  The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.  The specific duties and responsibilities of the Audit Committee are described in the charter of the Audit Committee, which is available in the Investor Relations section of the Company’s website (www.priceline.com) under the Corporate Governance tab.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the SEC’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that each of Howard W. Barker, Jr. and Jeffrey E. Epstein is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee’s responsibility is to oversee and review these processes.   The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the system of internal control.

The Audit Committee met eight times in 2009.

Review and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the three years ended December 31, 2009 with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, priceline.com’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of priceline.com’s financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and has discussed with Deloitte & Touche LLP its independence with respect to priceline.com.  In addition, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining their independence.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of the Company’s management.

Conclusion

Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to priceline.com’s Board of Directors that priceline.com’s audited financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Howard W. Barker, Jr., Chairman
Jeffrey E. Epstein
Craig W. Rydin

Auditor Independence

Deloitte & Touche LLP is the Company’s independent registered public accounting firm.  The aggregate fees billed for professional services by Deloitte & Touche LLP in 2009 and 2008 were as follows:

Audit Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs, audit of management’s assessment of internal controls as of December 31, 2009, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were approximately $1.6 million for the year ended December 31, 2009 and approximately $1.5 million for the year ended December 31, 2008.

Audit Related Fees.  The aggregate fees billed for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of priceline.com’s financial statements and are not reported under “Audit Fees” above were approximately $275,000 for the year ended December 31, 2009 and approximately $40,000 for the year ended December 31, 2008.   Audit Related services included services for matters such as audits of employee benefit plans.

Tax Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were approximately $73,000 for the year ended December 31, 2009 and approximately $81,000 for the year ended December 31, 2008.  Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

All Other Fees.  There were no fees billed by Deloitte & Touche LLP for other services rendered during the years ended December 31, 2009 and 2008.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche LLP.  All audit related services, tax services and other services must be pre-approved by the Audit Committee.  In accordance with the Company’s policy and applicable SEC rules and regulations, the Audit Committee or its Chairperson pre-approves services provided to the Company by Deloitte & Touche LLP (“Auditor Services”).  Pre-approval is detailed as to the particular service or category of services.  If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairperson is authorized to approve such services, provided that they are consistent with the Company’s policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting.  Deloitte & Touche LLP and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees for the Auditor Services performed to date.  All audit related services, tax services and other services described above were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proposal 3

Stockholder Proposal Concerning Special Stockholder Meetings

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 100 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 3 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting.

This includes that many small shareowners can be part of the above 10%-threshold.  This also includes such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board, and that shareholders will have no less rights at management-called special meetings than management has at shareholder-called special meetings to the fullest extent permitted by law.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings.  This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD).  This proposal topic even won 55%-support at Time Warner (TWX) in 2009 after TWX already adopted a 25%-threshold for shareowners to call a special meeting.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm rated our company “High Concern” in executive pay.  Our CEO Jeffery Boyd realized $4.9 million from restricted stock units in 2008.  The disadvantage of restricted stock is that it provides rewards whether our stock price is up or down.

Mr. Boyd could receive $30 million in severance if his employment was terminated in connection with a change in control.  This was not in the interests of shareholders as it presented a conflict of interest by providing a strong financial incentive for Mr. Boyd to pursue such as arrangement.  Moreover, $9 million of this total would be in the form of tax gross ups, an item that is difficult to justify in terms of shareholder value.

Our board was the only significant directorship for five of our eight directors.  This could indicate a significant lack of current transferable director experience for the majority of our directors.

We had no shareholder right to cumulative voting, to act by written consent or vote on executive pay.  Plus our directors can be reelected if our stock is voted 40 million to one against them.  Shareholder proposals to address these topics have received majority or significant votes at other companies and would be excellent topics for our next annual meeting.

The above concerns show there is need for improvement.  Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings –

Yes on Proposal 3

Board of Directors Statement in Opposition to Proposal 3.

The Board of Directors Recommends a Vote AGAINST this Proposal 3.

The Board of Directors agrees that it is important for stockholders to have the ability to call a special meeting. As a result, at last year’s annual meeting of stockholders, the Board submitted a proposal recommending that stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to give stockholders owning at least 25 percent of the Company’s outstanding shares the ability to call a special meeting.   The Board’s proposal of a 25 percent threshold for stockholders being able to call special meetings was approved by more than 71 percent of the Company’s shares that voted on the proposal at last year’s annual meeting.  As a result, holders of at least 25 percent of the Company’s shares, alone or in concert with a group, currently may call a special meeting of stockholders.

Special meetings of stockholders require the Company to provide each holder of its common stock a notice and proxy materials, resulting in significant legal, printing and mailing expenses in addition to other costs normally associated with a special meeting.  Moreover, preparing for stockholders meetings requires significant Company resources and attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of the stockholders. As such, special meetings of stockholders should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

The Board of Directors believes that the 25 percent threshold the Company currently has in place strikes the proper balance between giving stockholders the ability to call special stockholder meetings and protecting the resources of the Company and the interests of all stockholders. The 25 percent threshold the Company has implemented is also consistent with the thresholds in effect at many other publicly-traded companies.  The Board of Directors believes that lowering the threshold to 10 percent would permit one or a few stockholders who own a smaller percentage of the Company’s common stock to call a special meeting that may serve their narrow purposes or special interests rather than those of the majority of our stockholders. This is particularly the case when the temporary borrowing of shares can distort an investor’s true ownership, simply for the purposes of meeting the required threshold necessary to trigger a special meeting of stockholders.

The Company continues to maintain its existing corporate governance mechanisms that afford management and the Board of Directors the ability to respond to proposals and concerns of all stockholders, regardless of the level of share ownership.  If the holders of less than 25 percent of the Company’s shares believe that a special meeting should be called, they could communicate with the Board pursuant to the procedures described in “Communications with the Board of Directors” in this proxy statement.  The Board, which is composed primarily of independent directors, could then call a special meeting of stockholders if the Board, in the exercise of its fiduciary duties to act in the interests of the stockholders, deemed it appropriate to do so.

The Board of Directors recommends that you vote AGAINST this Proposal 3. Your proxy will be so voted unless you specify otherwise on your proxy card.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting must submit their proposals to our Secretary on or before January 6, 2011.

In order for proposals to be properly brought before the 2010 Annual Meeting of Stockholders in accordance with our Bylaws (and not pursuant to SEC’s Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Secretary not less than 60 nor more than 90 days prior to the first anniversary of the date of this year’s Annual Meeting.  As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to SEC’s Rule 14a-8) must be received no earlier than March 4, 2011 and no later than April 3, 2011.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Directions

Priceline.com Incorporated 2010 Annual Meeting

Wednesday, June 2, 2010 at 2:00 p.m., Eastern Time

The Doubletree Hotel

789 Connecticut Avenue

Norwalk, Connecticut

203-853-3477

From New York City:  Take I-95 North to Exit 13. Turn right on CT-1 and the hotel will be on your right.

From Hartford and Rhode Island:  Take I-95 South to Exit 13.  Turn right and the hotel will be on your right.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting date.

priceline.com Incorporated

WO#

71342

INTERNET

http://www.proxyvoting.com/pcln

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR each of the nominees for director listed below. The Board of Directors recommends a vote FOR Proposal 2 and AGAINST Proposal 3.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends you vote FOR the following proposals:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

Proposal 1: To elect eight Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.	☐	☐	☐

Nominees:

01 Jeffery H. Boyd

02 Ralph M. Bahna

03 Howard W. Barker, Jr.

04 Jan L. Docter

05 Jeffrey E. Epstein

06 James M. Guyette

07 Nancy B. Peretsman

08 Craig W. Rydin

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name(s) in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN

2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for our fiscal year ending December 31, 2010.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

3. To consider and vote upon a stockholder proposal concerning special stockholder meetings.	☐	☐	☐

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE U.S.

EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TO HELP OUR PREPARATIONS FOR THE MEETING, PLEASE CHECK HERE IF YOU PLAN TO ATTEND	☐
Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

priceline.com Incorporated

ANNUAL MEETING OF STOCKHOLDERS

STOCKHOLDER BALLOT

DOUBLETREE HOTEL

789 CONNECTICUT AVENUE

NORWALK, CONNECTICUT

2:00 PM, JUNE 2, 2010

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Electronic versions of the priceline.com Incorporated Annual Report and Proxy Statement are available at www.priceline.com under Investor Relations.

If you have not received printed copies of the Annual Report and Proxy Statement along with this proxy card, you indicated your consent on last year’s proxy card to no longer receive these materials.

FOLD AND DETACH HERE

priceline.com Incorporated

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2010

The undersigned hereby appoints DANIEL J. FINNEGAN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of priceline.com Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of priceline.com Incorporated to be held on Wednesday, June 2, 2010, at 2:00 p.m. local time, at the Double Tree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND AGAINST PROPOSAL 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#

71342